Exhibit 2.4

EXECUTION VERSION

WEIBO CORPORATION

as Issuer

AND

Deutsche Bank Trust Company Americas

as Trustee

INDENTURE

Dated as of October 30, 2017

1.25% Convertible Senior Notes due 2022

i

EXHIBITS

Exhibit A Form of Note A-1

Exhibit B Form of Authorization Certificate B-1

v

INDENTURE dated as of October 30, 2017 between Weibo Corporation, a Cayman Islands company, as issuer (hereinafter sometimes called the “Company,” as more fully set forth in Section 1.01) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 1.25% Convertible Senior Notes due 2022 (hereinafter sometimes called the “Notes”), in an aggregate principal amount not to exceed $900,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Assignment and Transfer and the Form of Notice of Tax Redemption Election to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01                             Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Amounts” shall have the meaning assigned in Section 5.10.

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.06 and Section 7.01.

“ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement, representing one Class A Ordinary Shares of the Company as of the date of this Indenture, and deposited with the ADS Custodian.

“ADS Custodian” means J.P. Morgan Chase Bank N.A. Hong Kong at 48/F, One Island East 18 Westlands Road Quarry Bay, Hong Kong, with respect to the ADSs delivered pursuant to the Deposit Agreement, or any successor entity thereto.

“ADS Depositary” means JPMorgan Chase Bank, N.A., as depositary for the ADSs.

“ADS Price” means (a) in the case of a Make-Whole Fundamental Change in which holders of ADSs receive only cash consideration for their ADSs (in a single per-ADS amount, other than with respect to appraisal and similar rights) in connection with such Make-Whole Fundamental Change, the amount of cash paid per ADS in such Make-Whole Fundamental Change, and (b) in the case of all other Make-Whole Fundamental Changes, the average of the Last Reported Sale Prices of the ADSs over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Make-Whole Reference Date. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, during such ten consecutive Trading Day period.

“Affiliate” or “affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day that is on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Certificated Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and multiples thereof.

“Change in Tax Law” shall have the meaning specified in Section 14.01(a).

“Class A Ordinary Shares” means, subject to Section 15.06, class A ordinary shares of the Company, par value $0.00025 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“close of business” means 5:00 p.m. (New York City time).

“Closing Date” means the date on which the Notes are originally issued under this Indenture.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means Weibo Corporation, a Cayman Islands company, and subject to the provisions of Article 12, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by two Officers of the Company.

“Conversion Agent” shall have the meaning specified in Section 5.02.

“Conversion Date” shall have the meaning specified in Section 15.02(c).

“Conversion Obligation” shall have the meaning specified in Section 15.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 15.01(a).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at 60 Wall Street, 16th Floor, MS NYC60-1630, New York, NY 10005, Attention: Corporates Team — Weibo Corporation, Fax: 732-578-4635; With a copy to: Deutsche Bank National Trust Company, 100 Plaza One — 8th Floor, MS JCY03-0801, Jersey City, NJ 07311-3901, Attn: Corporates Team — Weibo Corporation, Fax: 732-578-4635 or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means Deutsche Bank Trust Company Americas, as custodian for the Depositary, with respect to the Global Notes, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Repurchase Price, the Tax Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Defaulted Interest” shall have the meaning specified in Section 3.02.

“Deposit Agreement” means the deposit agreement dated as of April 16, 2014, by and among the Company, the ADS Depositary and the owners and beneficial owners of the ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 15.04(c).

“Event of Default” shall have the meaning specified in Section 7.01(a).

“Ex-Date” means, with respect to any issuance, dividend or distribution pursuant to which the holders of Ordinary Shares (or other security) have the right to receive any cash, securities or other property, the first date on which the Ordinary Shares (or other security) trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Holders” shall have the meaning specified in Section 14.03(b).

“Expiration Date” shall have the meaning specified in Section 15.04(e).

“Expiring Rights” means any rights, options or warrants to purchase Ordinary Shares or ADSs that expire on or prior to the Maturity Date.

“FATCA” shall mean sections 1471 through 1474 of the Code.

“Fiscal Year” means a fiscal year of the Company.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” means the occurrence of any of the following events:

(a)                                 (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than SINA Corporation, the Company, the Company’s Subsidiaries or the Company’s or such Subsidiaries’ employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Ordinary Shares (including Class A ordinary shares held in the form of ADSs) representing more than 50% of the voting power of all outstanding classes of the Company’s common equity entitled to vote generally in the election of the Company’s directors or (2) SINA Corporation (or its successors), the Company, the Company’s Subsidiaries or the Company’s or such Subsidiaries’ employee benefit plans become the direct or indirect beneficial owners of common equity representing more than 60%, in the aggregate, of the number of our outstanding Ordinary Shares;

(b)                                 (i) the Company merges or consolidates with or into any other Person, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person or (ii) the Company engages in any recapitalization, reclassification, binding share exchange or other transaction in which all or substantially all of the Ordinary Shares (including Class A Ordinary Shares held in the form of ADSs) are exchanged for or converted into cash, securities or other property; provided that (x) any merger or consolidation pursuant to subsection (i) above that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Ordinary Shares (including Class A Ordinary Shares held in the form of ADSs) and pursuant to which the holders of the Ordinary Shares (including Class A Ordinary Shares held in the form of ADSs) immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction in substantially the same proportions as their respective ownership of voting securities of the Company immediately prior to the transaction shall not be a Fundamental Change; (y) any transaction pursuant to subsection (ii) above in which the holders of all classes of Ordinary Share capital immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction in substantially the same proportions as their respective ownership of our voting securities immediately prior to the transaction shall not be a Fundamental Change; and (z) any merger or consolidation pursuant to subsection (i) above or any transaction pursuant to subsection (ii) above, in either case, which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of the outstanding Ordinary Shares (including Class A Ordinary Shares held in the form of ADSs) solely into common stock of the surviving entity or a direct or indirect parent of the surviving entity (provided that such parent owns, directly or indirectly, 100% of the equity of the surviving entity) shall not be a Fundamental Change;

(c)                                  the Company is liquidated or dissolved or holders of the Ordinary Shares (including Class A Ordinary Shares held in the form of ADSs) approve any plan or proposal for the liquidation or dissolution of the Company;

(d)                                 if the Ordinary Shares, or depositary receipts or shares of, or certificates representing, any common stock or equity interest into which the Notes are convertible pursuant to the terms of this Indenture, are not listed for trading on any of the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors); or

(e)                                  any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (a “change in law”) that results in (x) the Company, its subsidiaries and its consolidated affiliated entities (collectively, the “company group”) (as in existence immediately subsequent to such change in law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the company group (as in existence immediately prior to such change in law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the company group (as in existence immediately prior to such change in law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter.

provided, however, that notwithstanding the foregoing, a Fundamental Change pursuant to clause (a) or clause (b) shall not be deemed to occur, in each case, if at least 90% of the consideration received for the ADSs (excluding cash payments for fractional ADSs and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of ordinary shares, depositary receipts or other certificates representing common equity interests traded on any of the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors) (or that will be so traded immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the notes become convertible into the Reference Property as described under Section 15.06(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 16.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 16.02(a)(i).

“Fundamental Change Repurchase Right Notice” shall have the meaning specified in Section 16.02(b).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 16.02(a).

“Global Note” means a permanent Global Note that is in the form of the Note attached hereto as Exhibit A, and that is deposited with the Custodian and registered in the name of the Depositary.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Indebtedness” means, with respect to any Person, without duplication, (1) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (2) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments; (3) net obligations of such Person under any swap contract; (4) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created); (5) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided that the amount of such Indebtedness shall be the lesser of (a) the Fair Market Value of such property at such date of determination and (b) the amount of such Indebtedness; (6) all attributable debt in respect of capitalized leases of such Person; (7) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership, profit or equity interest in such Person or any other Person or any warrant, right or option to acquire such capital stock (except dividends or other distributions with respect to the Ordinary Shares of the Company (including Class A Ordinary Shares held in the form of ADSs) and the rights of the Company in respect of the note hedge and warrant transactions in connection with its issuance and sale of the Notes) or ownership, profit or equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (8) all guarantees of such Person in respect of any of the foregoing. For the avoidance of doubt, Indebtedness is not deemed to be outstanding until it is incurred, and the entry into a binding commitment shall not, in and of itself, been deemed to be an incurrence.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means Goldman Sachs (Asia) L.L.C. and Credit Suisse Securities (USA) LLC.

“Interest Payment Date” has the meaning specified in Section 3.01; provided, however, that if any Interest Payment Date falls on a date that is not a Business Day, the required payment will be made on the next succeeding Business Day, and no interest on such payment will accrue in respect of such delay.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded or quoted. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for an ADS on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include the Initial Purchaser, selected by the Company for this purpose. Any such determination shall be conclusive absent manifest error.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Make-Whole Additional ADSs” shall have the meaning specified in Section 15.03(a).

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change under clause (a), (b) or (d) of the definition thereof (in the case of any Fundamental Change described in clause (b) of the definition thereof, determined without regard to the proviso in such definition, but subject to the proviso immediately following clause (e) of the definition thereof).

“Make-Whole Reference Date” means, with respect to a Make-Whole Fundamental Change, the date on which such Make-Whole Fundamental Change occurs or becomes effective.

“Maturity Date” means November 15, 2022.

“Merger Event” shall have the meaning specified in Section 15.06.

“Note” or “Notes” shall mean any note or notes, as the case may be, authenticated and delivered under this Indenture.

“Notes Fungibility Date” means the date, if any, following the Resale Restriction Termination Date on which all of the Rule 144A Notes and all of the Regulation S Notes are no longer Restricted Securities, do not bear the restrictive legend required by Section 2.05(c), are fungible for U.S. securities law purposes and are assigned an identical, unrestricted CUSIP number.

“Note Register” shall have the meaning specified in Section 2.05(b).

“Note Registrar” shall have the meaning specified in Section 2.05(b).

“Notice of Conversion” shall have the meaning specified in Section 15.02(b).

“Notice of Tax Redemption” shall have the meaning specified in Section 14.02(a).

“Notice of Tax Redemption Election” shall have the meaning specified in Section 14.03(b).

“Offering Memorandum” means the preliminary offering memorandum dated October 24, 2017, as supplemented by the pricing term sheet dated October 25, 2017, relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the Chairman, the President, any Vice President, the Secretary, the General Counsel or the Chief Financial Officer of the Company.

“Officers’ Certificate” means a certificate signed by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company. Each Officers’ Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section and may include such assumptions, qualifications, exceptions and limitations reasonably required by such counsel.

“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Company’s Class B ordinary shares.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)                                 Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)                                 Notes, or portions thereof, for the payment or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)                                  Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and

(d)                                 Notes converted pursuant to Article 15.

“Paying Agent” shall have the meaning specified in Section 5.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Purchase Agreement” means that certain Purchase Agreement, dated as of October 25, 2017, among the Company and the Initial Purchasers.

“QIBs” means qualified institutional buyers as defined in Rule 144A.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares (or other security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Date” means, when used with respect to any Note to be redeemed pursuant to a Tax Redemption, the date fixed for such Tax Redemption pursuant to this Indenture.

“Redemption Price” shall have the meaning specified in Section 14.01(a).

“Redemption Reference Date” means, for any conversion of Notes in connection with a Tax Redemption, the date 30 days prior to the applicable Redemption Date.

“Redemption Reference Price” means, for any conversion of Notes in connection with a Tax Redemption, the average of the Last Reported Sale Prices of the ADSs over the ten consecutive Trading Day period ending on, and including, the applicable Redemption Reference Date. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, during such ten consecutive Trading Day period.

“Reference Property” shall have the meaning specified in Section 15.06(b).

“Regular Record Date” shall have the meaning specified in Section 3.01.

“Regulation S” means Regulation S under the Securities Act or any successor to such regulation.

“Regulation S Notes” means the Notes initially offered and sold pursuant to Regulation S.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 5.10.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer, managing director, director, associate or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A Information” shall have the meaning specified in Section 5.09.

“Rule 144A Notes” means the notes initially offered and sold pursuant to Rule 144A.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading or, if the ADSs are not listed or admitted for trading on any U.S. national or regional securities exchange or market, a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means, at any date of determination, any Subsidiary that would constitute a “significant subsidiary” (or any group of Subsidiaries that, taken together, would constitute a “significant subsidiary”) within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act as in effect on the Closing Date.

“Special Record Date” shall have the meaning specified in Section 3.02(a).

“Spin-Off” shall have the meaning specified in Section 15.04(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. For the avoidance of doubt, the term “Subsidiary” or “Subsidiaries” should include the Company’s consolidated affiliated entities.

“Successor Company” shall have the meaning specified in Section 12.01(a).

“Tax Redemption” shall have the meaning specified in Section 14.01(a).

“Tax Redemption Additional ADSs” shall have the meaning specified in Section 15.11.

“Temporary Notes” shall have the meaning specified in Section 2.07.

“Trading Day” means a day during which trading in the ADSs generally occurs on the principal U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading or, if the ADSs are not listed or admitted for trading on any U.S. national or regional securities exchange or market, a Business Day.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 15.04(c).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 11.03 and Section 15.06; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Valuation Period” shall have the meaning specified in Section 15.04(c).

“Weighted Average Consideration” shall have the meaning specified in Section 15.06(c)(ii).

Section 1.02                             Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.03                             Rules of Construction.

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 “including” means including, without limitation;

(5)                                 words in the singular include the plural, and words in the plural include the singular;

(6)                                 all references to $, dollars, cash payments or money refer to United States currency; and

(7)                                 unless the context requires otherwise, all references to payments of interest on the Notes shall include Additional Interest, if any, payable in accordance with the terms of Section 3.01 hereof.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION

AND EXCHANGE OF NOTES

Section 2.01                             Designation and Amount. The Notes shall be designated as the “1,25% Convertible Senior Notes due 2022.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $900,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 11.04, Section 15.02 and Section 16.04.

Section 2.02                             Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, redemptions, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Registrar in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Repurchase Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03                             Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b)                                 The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay, or cause the paying agent to pay, interest (i) on Certificated Notes, if any, (A) to Holders holding Certificated Notes, if any, having an aggregate principal amount of $5,000,000 or less, by check mailed (at the Company’s expense) to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Certificated Notes having an aggregate principal amount of more than $5,000,000, either by check mailed (at the Company’s expense) to such Holders or, upon application by such Holder to the Trustee not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Trustee to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)                                  Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate per annum borne by the Notes plus 0.50%, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)                                     The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid (at the Company’s expense), to each Holder at its address as it appears in the Note Register or, in the case of Global Notes, sent electronically in accordance with the applicable procedures of the Depositary, not less than 10 days prior to such special record date, in the form of notice prepared by the Company. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03 (c).

(ii)                                  The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be made in accordance with the applicable procedures of the Depositary.

(iii)                               The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Defaulted Amounts, or with respect to the nature, extent, or calculation of the amount of Defaulted Amounts owed, or with respect to the method employed in such calculation of the Defaulted Amounts.

Section 2.04                             Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer or Chief Financial Officer. With the delivery of this Indenture, the Company is furnishing, and from time to time thereafter may furnish, a certificate signed by the Company’s Chief Executive Officer or Chief Financial Officer substantially in the form of Exhibit B (an “Authorization Certificate”) identifying and certifying the incumbency and specimen (and/or facsimile) signatures of its active authorized Officers. Until the Trustee receives a subsequent Authorization Certificate, the Trustee shall be entitled to conclusively rely on the last Authorization Certificate delivered to it for purposes of determining the relevant authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Trustee.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder, subject to the Trustee’s requirement for an Officers’ Certificate and Opinion of Counsel in accordance with Section 17.06 hereof .

The Company Order shall specify the amount of Notes to be authenticated (including the initial amount of Rule 144A Notes and the initial amount of Regulation S Notes), the applicable rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date on which the principal of such Notes will be payable and other terms relating to such Notes. The Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company (as set forth in such Company Order).

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture (a) unless and until it receives from the Company a Company Order instructing it to so authenticate and deliver such Notes and an Officers’ Certificate and Opinion of Counsel in accordance with Section 17.06 hereof; (b) if the Trustee determines that such action may not lawfully be taken; or (c) if the Trustee determines that such action would expose the Trustee to personal liability, unless indemnity and/or security satisfactory to the Trustee against such liability is provided to the Trustee.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 5.02.

Prior to the Notes Fungibility Date, upon surrender for registration of transfer of any Rule 144A Note or Regulation S Note, as the case may be, to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Rule 144A Notes or Regulation S Notes, as the case may be, of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. Following the Notes Fungibility Date, upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and not bearing the restrictive legends required by Section 2.05(c).

Prior to the Notes Fungibility Date, Rule 144A Notes and Regulation S Notes, as the case may be, may be exchanged for other Rule 144A Notes or Regulation S Notes, as the case may be, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Rule 144A Notes or Regulation S Notes, as the case may be, to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Prior to the Notes Fungibility Date, (A) Regulation S Notes (or beneficial interests therein) may be exchanged for Rule 144A Notes (or an increase in the aggregate principal amount represented by a Global Note that constitutes a Rule 144A Note) only if (1) such exchange occurs in connection with a transfer of the Notes (or a beneficial interest therein) under Rule 144A and (2) the transferor first delivers to the Trustee a written certificate, in the form attached to such Note, to the effect that the Notes (or such beneficial interest) are being transferred to a Person (a) who the transferor reasonably believes to be a QIB; (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions and (B) Rule 144A Notes (or beneficial interests therein) may only be exchanged for Regulation S Notes (or an increase in the aggregate principal amount represented by a Global Note that constitutes a Regulation S Note) if the transferor first delivers to the Trustee a written certificate, in the form attached to such Note, to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S. Whenever any Rule 144A Notes or Regulation S Notes, as the case may be, are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Rule 144A Notes or Regulation S Notes, as the case may be, that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding. Following the Notes Fungibility Date, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount but not bearing the restrictive legend required by Section 2.05(c), upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Transfer Agent, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer. The Company shall pay the Depositary’s fees for issuance of the ADSs due upon conversion of the Notes.

None of the Company, the Transfer Agent, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 16.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

The Trustee shall have no responsibility or obligation to any direct or indirect participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any direct or indirect participant or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its direct or indirect participants.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among direct or indirect participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)                                 So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Prior to the Notes Fungibility Date, the Rule 144A Notes shall be represented by one or more Global Notes and the Regulation S Notes shall be represented by one or more separate Global Notes. Following the Notes Fungibility Date, the Rule 144A Notes and the Regulation S Notes may be represented by one or more of the same Global Notes.

(c)                                  Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any ADSs (including the Class A Ordinary Shares represented thereby) delivered upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing a Rule 144A Note (and all securities issued in exchange therefor or substitution thereof, other than ADSs (including the Class A Ordinary Shares represented thereby) issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Rule 144A Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY PRIOR TO THE RESALE RESTRICTION TERMINATION (AS DEFINED BELOW) AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS A NON-U.S. PERSON LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF WEIBO CORPORATION (THE ‘‘COMPANY’’) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY, OR THE CLASS A ORDINARY SHARES REPRESENTED THEREBY, OR ANY BENEFICIAL INTEREST HEREIN OR

THEREIN PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) THROUGH OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT;

(C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH AMERICAN DEPOSITARY SHARES AND CLASS A ORDINARY SHARES;

(D) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(E) ABOVE, THE COMPANY, THE DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS SECURITY EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

NO AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT (‘‘RULE 144’’)) OF WEIBO CORPORATION OR ANY PERSON THAT IS NOT AN AFFILIATE OF WEIBO CORPORATION, BUT WAS AN AFFILIATE (WITHIN THE MEANING OF RULE 144) OF WEIBO CORPORATION DURING THE THREE IMMEDIATELY PRECEDING MONTHS, OTHER THAN WEIBO CORPORATION, OR ANY SUBSIDIARY OF WEIBO CORPORATION, MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THE NOTES EVIDENCED HEREBY, THE AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION THEREOF OR THE CLASS A ORDINARY SHARES OF WEIBO CORPORATION REPRESENTED BY SUCH AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION OF THESE NOTES OR A BENEFICIAL INTEREST THEREIN.

Until the Resale Restriction Termination Date, any certificate evidencing a Regulation S Note (and all securities issued in exchange therefor or substitution thereof, other than ADSs (including the Class A Ordinary Shares represented thereby) issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Regulation S Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY, THE ADSs ISSUABLE UPON CONVERSION OF THIS SECURITY AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (X) A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (Y) LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO WEIBO CORPORATION OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED (OR HAS BECOME) EFFECTIVE UNDER THE SECURITIES ACT THAT COVERS RESALE OF THE NOTES OR SUCH ADSs, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), OR ;

(D) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS SECURITY EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

NO AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT (‘‘RULE 144’’)) OF WEIBO CORPORATION OR ANY PERSON THAT IS NOT AN AFFILIATE OF WEIBO CORPORATION, BUT WAS AN AFFILIATE (WITHIN THE MEANING OF RULE 144) OF WEIBO CORPORATION DURING THE THREE IMMEDIATELY PRECEDING MONTHS, OTHER THAN WEIBO CORPORATION, OR ANY SUBSIDIARY OF WEIBO CORPORATION, MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THE NOTES EVIDENCED HEREBY, THE AMERICAN

DEPOSITARY SHARES ISSUED UPON CONVERSION THEREOF OR THE CLASS A ORDINARY SHARES OF WEIBO CORPORATION REPRESENTED BY SUCH AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION OF THESE NOTES OR A BENEFICIAL INTEREST THEREIN.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Trustee in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, and provided that all applicable procedures of the Depositary in connection with any such exchange have been complied with, the Trustee shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and after a registration statement, if any, with respect to the Notes or the ADSs (including the Class A Ordinary Shares represented thereby) issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Certificated Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Certificated Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, converted, canceled, repurchased or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and existing instructions of the Depositary, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, any agent of the Company or any agent of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)                                 Until the Resale Restriction Termination Date, any certificate representing ADSs (including the Class A Ordinary Shares represented thereby) issued upon conversion of a Rule 144A Note shall bear a legend in substantially the following form (unless the Rule 144A Note or such ADSs (including the Class A Ordinary Shares represented thereby) has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such ADS or the Class A Ordinary Shares represented thereby have been issued upon conversion of Rule 144A Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the ADSs):

THIS SECURITY AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE

TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS A NON-U.S. PERSON LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFLIATE OF WEIBO CORPORATION (THE ‘‘COMPANY’’), AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR THE CLASS A ORDINARY SHARES REPRESENTED THEREBY, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) THROUGH OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT;

(C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR THE CLASS A ORDINARY SHARES REPRESENTED THEREBY;

(D) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(E) ABOVE, THE COMPANY AND THE DEPOSITARY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT (‘‘RULE 144’’)) OF WEIBO CORPORATION OR ANY PERSON THAT IS NOT AN AFFILIATE OF WEIBO CORPORATION, BUT WAS AN AFFILIATE (WITHIN THE MEANING OF RULE 144) OF WEIBO CORPORATION DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR THE CLASS A ORDINARY SHARES OF WEIBO CORPORATION REPRESENTED THEREBY OR A BENEFICIAL INTEREST THEREIN.

EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS SECURITY EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

Until the Resale Restriction Termination Date, any stock certificate representing ADSs (including the Class A Ordinary Shares represented thereby) issued upon conversion of a Regulation S Note shall bear a legend in substantially the following form (unless the Regulation S Note or such ADSs (including the Class A Ordinary Shares represented thereby) has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such ADSs (including the Class A Ordinary Shares represented thereby) have been issued upon conversion of Regulation S Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the ADSs):

THIS SECURITY AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS A NON-U.S. PERSON LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFLIATE OF WEIBO CORPORATION (THE ‘‘COMPANY’’), AND

(2) AGREES FOR THE BENEFIT OF WEIBO CORPORATION (THE ‘‘COMPANY’’) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR THE CLASS A ORDINARY SHARES REPRESENTED THEREBY, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) THROUGH OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT;

(C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR THE CLASS A ORDINARY SHARES REPRESENTED THEREBY;

(D) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(E) ABOVE, THE COMPANY AND THE DEPOSITARY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT (‘‘RULE 144’’)) OF WEIBO CORPORATION OR ANY PERSON THAT IS NOT AN AFFILIATE OF WEIBO CORPORATION, BUT WAS AN AFFILIATE (WITHIN THE MEANING OF RULE 144) OF WEIBO CORPORATION DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR THE CLASS A ORDINARY SHARES OF WEIBO CORPORATION REPRESENTED BY SUCH AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION OF THESE NOTES OR A BENEFICIAL INTEREST THEREIN.

EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS SECURITY EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

Any such ADSs as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such ADSs for exchange in accordance with the procedures of the transfer agent for the ADSs, be exchanged for a new certificate or certificates for a like aggregate number of ADSs, which shall not bear the restrictive legend required by this Section 2.05(d).

(e)                                  Any Note or ADS delivered upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act in a transaction that results in such Note or ADS, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

Section 2.06                             Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the receipt of a Company Order, the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee may authenticate any such substituted Note and deliver the same upon the receipt of such security and/or indemnity as the Trustee and the Company may require. No service charge shall be imposed by the Company, the Transfer Agent, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company and the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or redemption or is about to be converted in accordance with Article 15 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security and/or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, and the Trustee evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase or redemption of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or redemption or conversion of negotiable instruments or other securities without their surrender.

Section 2.07                             Temporary Notes. Pending the preparation of Certificated Notes, the Company may execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee Certificated Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Certificated Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.08                             Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Note Registrar, the Conversion Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, conversion payment or cancellation and shall dispose of such cancelled Notes in its customary manner. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 15.

Section 2.09                             CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers. Prior to the Notes Fungibility Date, the Rule 144A Notes and the Regulation S Notes shall have different “CUSIP” numbers. Following the Notes Fungibility Date, the Rule 144A Notes and the Regulation S Notes shall have the same “CUSIP” number if exchanged in accordance with the applicable procedures of the Depositary.

Section 2.10                             Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number (or, if prior to the Fungibility Date, the same CUSIP numbers as the Rule 144A Notes or the Regulation S Notes, as applicable) as the Notes initially issued hereunder (except for any differences in the issue price and interest accrued, if any, and first date for payment of interest) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal securities laws or income tax purposes, such additional Notes shall have a separate CUSIP number from both the Rule 144A Notes and the Regulation S Notes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or through its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements. The Company shall cause any Notes so repurchased to be surrendered to the Trustee for cancellation in accordance with Section 2.08. The Company may also enter into cash-settled swaps or other derivatives with respect to the Notes. For the avoidance of doubt, any Notes underlying such cash-settled swaps or other derivatives shall not be required to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and will continue to be considered outstanding for purposes of this Indenture, subject to the provisions of Section 9.04.

ARTICLE 3

PAYMENT OF INTEREST

Section 3.01                             Payment of Interest. The Company shall pay interest on the Notes at a rate of 1.25% per annum, from October 30, 2017 or from the most recent date to which interest has been duly paid or duly provided for, payable semi-annually in arrears on May 15 and November 15 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, the immediately following Business Day, commencing May 15, 2018. Interest on a Note shall be paid to the Holder of such Note at the close of business on May 1 or November 1 (each, a “Regular Record Date”), as the case may be, immediately preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion or repurchase of a Note by the Company at the option of the Holder, interest shall cease to accrue on such Note. If the Conversion Date for a Note occurs after a Regular Record Date but on or before the corresponding Interest Payment Date, the interest payable on such Interest Payment Date will be paid to the Holder of such Note on such Regular Record Date notwithstanding the conversion of such Note. Unless otherwise explicitly stated in this Indenture, all references to interest herein include Additional Interest, if any, payable pursuant to Section 5.06 and/or Section 7.01.

Section 3.02                             Defaulted Interest. Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”), shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 3.02(a) or (b).

(a)                                 The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the Close of Business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 3.02(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent by first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Note Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 3.02(b).

(b)                                 Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 3.02(b), such manner of payment shall be deemed practicable by the Trustee.

Section 3.03                             Interest Rights Preserved. Subject to the foregoing provisions of this Article 3 and, to the extent applicable, Section 2.05 and Section 2.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, including with respect to Additional Interest, which were carried by such other Note.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01                             Satisfaction and Discharge. When (a) the Company delivers to the Note Registrar all outstanding Notes (other than Notes replaced pursuant to Section 2.06) for cancellation or (b) all outstanding Notes have become due and payable, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash and/or ADSs or Reference Property (in the case of ADSs or Reference Property, as the case may be, solely to satisfy outstanding conversions, if applicable) sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.06), whether at the Maturity Date, on a Redemption Date, on a Fundamental Change Repurchase Date, upon declaration of acceleration, upon conversion or otherwise, and if in any case the Company pays all other sums payable hereunder by the Company with respect to the outstanding Notes, then this Indenture shall, subject to Section 8.06, cease to be of further effect with respect to the Notes or any Holders. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Notes on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01                             Payment of Principal, Premium and Interest. The Company covenants and agrees that it will cause to be paid the principal of and premium, if any (including the Fundamental Change Repurchase Price, and the Redemption Price) and accrued and unpaid interest, including Additional Interest, on, and any Additional Amounts with respect to, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other taxes imposed by the United States of America or any state or local government from principal or interest

(including any Additional Interest) payments hereunder. The Company may, at its option, set-off taxes due with respect to any constructive dividend deemed received by a Holder on the Notes against payments of cash and ADSs on the Notes.

The Company shall pay interest (i) on any Certificated Notes (A) to Holders holding Certificated Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Certificated Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holders or, upon application by such Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

If the Maturity Date, any earlier Fundamental Change Repurchase Date or Redemption Date falls on a date that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of such delay.

Section 5.02                             Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, City of New York, New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of Deutsche Bank Trust Company Americas, 60 Wall Street, 16th Floor, MS: NYC60-1630, New York, New York 10005, Attn: Corporates Team, Weibo Corporation; With a copy to: Deutsche Bank National Trust Company, 100 Plaza One — 8th Floor, MS: JCY03-0801, Jersey City, NJ 07311-3901, Attn: Corporates Team, Weibo Corporation, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 17.03.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes.

Section 5.03                             Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04                             Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(i)                                     that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, and accrued and unpaid interest, including Additional Interest, on, and any Additional Amounts with respect to, the Notes in trust for the benefit of the Holders of the Notes;

(ii)                                  that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of and premium, if any, and accrued and unpaid interest, including Additional Interest, on, and any Additional Amounts with respect to, the Notes when the same shall be due and payable; and

(iii)                               that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, or premium (including the Fundamental Change Repurchase Price and the Redemption Price), if any, or accrued and unpaid interest, including any Additional Interest, on, and any Additional Amounts with respect to, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium (including the Fundamental Change Repurchase Price and the Redemption Price), if any, accrued and unpaid interest, including any Additional Interest, or any Additional Amounts, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by the close of business on the Business Day immediately preceding such date.

(b)                                 If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium (including the Fundamental Change Repurchase Price and the Redemption Price), if any, accrued and unpaid interest, including any Additional Interest, on, and any Additional Amounts with respect to, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, premium (including the Fundamental Change Repurchase Price and the Redemption Price), if any, accrued and unpaid interest, including any Additional Interest, and any Additional Amounts so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, premium (including the Fundamental Change Repurchase Price and the Redemption Price), if any, accrued and unpaid interest, including any Additional Interest, on, and any Additional Amounts with respect to, the Notes when the same shall become due and payable.

(c)                                  Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)                                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium (including the Fundamental Change Repurchase Price and the Redemption Price), if any, or accrued and unpaid interest, including any Additional Interest, on, and any Additional Amounts with respect to, any Note and remaining unclaimed for two years after such principal, premium (including the Fundamental Change Repurchase Price and the Redemption Price) or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 5.05                             Existence. Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.06                             Reports by the Company.

(a)                                 For so long as the Notes are outstanding, the Company shall file with the SEC the Company’s annual and quarterly reports, information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and will file such annual and quarterly reports, information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) with the Trustee, and make such information available through the mail or on the Company’s website, within 15 days of the date on which it would be required to file the same with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates). Any such report, information or document that the Company files with the SEC through the SEC’s EDGAR database shall be deemed delivered to the Trustee for purposes of this Section 5.06(a) at the time of such filing through the EDGAR database; provided however, that the Trustee shall have no obligation whatsoever to determine if such filing has taken place.

(b)                                 If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 6-K), or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the period during which the Notes are not freely tradable by Holders that are not Affiliates of the Company, as the case may be, without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. As used in this Section 5.06(b), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(c)                                  If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes) as of the 375th day after the last date of original issuance of the Notes (including the last date of original issuance of additional Notes pursuant to the exercise of the Initial Purchasers’ overallotment option pursuant to the Purchase Agreement), the Company shall pay Additional Interest on the Notes. Such Additional Interest will accrue on the Notes at the rate of 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes has been removed in accordance with Section 2.05(c), the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes).

(d)                                 Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(e)                                  The obligation of the Company to pay Additional Interest pursuant to Section 5.06(b) or Section 5.06(c) is separate and distinct from, and in addition to, the obligation of the Company to pay Additional Interest under Section 7.01; provided that, in no event will the rate of any Additional Interest payable under this Section 5.06, when taken together with that of Additional Interest payable as described in Section 7.01, exceed a total rate of 0.50% per annum.

(f)                                   If Additional Interest is payable by the Company pursuant to Section 5.06(b) or Section 5.06(c), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

(g)                                  If the Company is required to pay Additional Interest pursuant to this Section 5.06, the Company may elect to designate an effective shelf registration statement for the resale of the Notes. For each day on which such shelf registration statement remains effective and usable by Holders for the resale of the Notes, notwithstanding Section 5.06(b) or Section 5.06(c), Additional Interest will not accrue under Section 5.06(b) or Section 5.06(c). Any such registration will be effected on terms customary for the resale of convertible notes generally offered in reliance upon Rule 144A under the Securities Act.

(h)                                 The Company shall not, and shall not permit any of its Subsidiaries to, resell any of the Notes that have been reacquired by the Company or any such Subsidiaries.

Section 5.07                             Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.08                             Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year (beginning with the Fiscal Year ending on December 31, 2017) an Officers’ Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposes to take in respect thereof.

Section 5.09                             Delivery of Certain Information. At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Notes or holder or beneficial owner of ADSs deliverable upon conversion of Notes, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Notes or holder or beneficial owner of ADSs deliverable upon conversion of Notes, or to a prospective purchaser of any such Note designated by any such Holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A in connection with the resale of any such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a Person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 5.10                             Payment of Additional Amounts.

(a)                                 All payments and deliveries made by the Company or any successor to the Company under or with respect to this Indenture and the Notes, including, but not limited to, payments of principal (including the Fundamental Change Repurchase Price, if applicable, and the Redemption Price, if applicable), payments of interest, including any Additional Interest, and deliveries of ADSs (together with payments of cash for any fractional ADSs, if applicable) upon conversion, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or otherwise resident or from or through which payment is made (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or any successor to the Company shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:

(i)                                     for or on account of:

(a)                                 any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(1)                                 the existence of any present or former connection between the relevant Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely holding such Note or the receipt of payments or the enforcement of rights thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2)                                 the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the holder or beneficial owner of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30-day period; or

(3)                                 the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor of the Company, addressed to the Holder or beneficial owner, as the case may be, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

(b)                                 any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(c)                                  any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Notes;

(d)                                 any tax, assessment, withholding or deduction required by FATCA, any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA

(e)                                  any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (a), (b), (c) or (d); or

(ii)                                  with respect to any payment of the principal of (including the Fundamental Change Repurchase Price, if applicable, and the Redemption Price, if applicable), premium, if any, and interest, including any Additional Interest, on, such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

(b)                                 The Company will make any required withholding or deduction of taxes and remit the full amount deducted or withheld to the relevant taxing jurisdiction in accordance with applicable law. The Company will furnish to the trustee, within 30 days after the date the payment of any taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment or, if such receipts are not obtainable, other evidence of payments reasonably satisfactory to the Trustee. Upon request, copies of those receipts or other evidence of payments, as the case may be, will be made available by the Trustee to the Holders or beneficial owners of the Notes.

(c)                                  the Company will pay any stamp, issue, registration, court, documentary or value added taxes, or any other excise or property taxes, charges or similar levies (including, in each case, interest and penalties) payable in respect of the creation, issue, offering, execution, delivery, registration, enforcement or making payments in respect of the Notes, or any documentation with respect thereto, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than a Relevant Taxing Jurisdiction except those resulting from, or required to be paid in connection with, the enforcement of the Notes after the occurrence and during the continuance of a default with respect to the Notes.

(d)                                 Any reference in this Indenture or the Notes in any context to the delivery of ADSs (together with payments of cash for any fractional ADSs) upon conversion of the Notes or the payment of principal of (including the Fundamental Change Repurchase Price, if applicable, and the Redemption Price, if applicable), and any premium or interest, including any Additional Interest, on, any Note or any other amount payable with respect to such Note, shall be deemed to include any Additional Amounts, unless the context requires otherwise, that are or may be payable with respect to that amount under the obligations referred to in this Section 5.10.

(e)                                  The foregoing obligations shall survive termination or discharge of this Indenture.

Section 5.11                             Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 6

LISTS OF HOLDERS AND REPORTS BY

THE COMPANY AND THE TRUSTEE

Section 6.01                             Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, if the Trustee is not the Note Registrar, promptly after any Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 6.02                             Preservation and Disclosure of Lists.

(a)                                 The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b)                                 The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)                                  Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 6.03                             Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each June 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such June 15, that complies with the provisions of such Section 313(a).

(b)                                 A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will notify the Trustee in writing within a reasonable time when the Notes are listed on any securities exchange or automated quotation system and when any such listing is discontinued.

ARTICLE 7

DEFAULTS AND REMEDIES

Section 7.01                             Events of Default. (a) Each of the following shall be an “Event of Default”:

(i)                                     default for 30 days in payment of any interest (including any Additional Interest) when due and payable on the Notes;

(ii)                                  default in payment of principal of the Notes when due and payable at maturity, upon redemption, upon required repurchase following a Fundamental Change, upon declaration of acceleration or otherwise;

(iii)                               default in the obligations of the Company to satisfy the Conversion Obligation upon exercise of a Holder’s conversion right and such default is not cured or such conversion is not rescinded within three Business Days;

(iv)                              failure by the Company to comply with its obligations under Article 12;

(v)                                 default in the notice obligations under Section 14.01, Section 15.03 or Section 15.11 or Section 16.02;

(vi)                              default by the Company or any of its Significant Subsidiaries in the payment of principal, interest or premium when due under any other instruments of Indebtedness having an aggregate outstanding principal amount of $50 million (or its equivalent in any other currency or currencies) or more in the aggregate of the Company and/or any Subsidiary of the Company, whether such Indebtedness now exists or shall hereafter be created, which default results (A) in such Indebtedness becoming or being declared due and payable or (B) from a failure to pay the principal of any such Indebtedness when due and payable at its stated maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise and, in each case, such default continues for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto; provided that any such Event of Default shall be deemed cured and not continuing upon payment of such Indebtedness, rescission of such declaration of acceleration or waiver or with consent of the lender;

(vii)                           default by the Company in the performance of any other covenants or agreements contained in this Indenture or the Notes for 60 days after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes;

(viii)                        failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $50 million (excluding any amounts covered by insurance), which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days;

(ix)                              the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)         commences a voluntary case;

(b)         consents to the entry of an order for relief against it in an involuntary case;

(c)          consents to the appointment of a custodian of it or for all or substantially all of its property;

(d)         makes a general assignment for the benefit of its creditors; or

(e)          generally is not paying its debts as they become due; or

(x)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                 is for relief against the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(b)                                 appoints a custodian of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries; or

(c)                                  orders the liquidation of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days.

(b)                                 Notwithstanding anything to the contrary in this Indenture and without limitation of the Holders’ rights in the event of the occurrence of any other Event of Default, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with Section 5.06(a) hereof will, for the first 180 days after the occurrence of such an Event of Default (which occurrence will be the 60th day after written notice is provided to the Company in accordance with an Event of Default pursuant to Section 7.01(a)(vii)), consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to (x) 0.25% of the outstanding principal amount of the Notes for the first 90 days such Event of Default is continuing in such 180-day period and (y) 0.50% of the outstanding principal amount of the Notes for the remaining 90 days such Event of Default is continuing in such 180-day period. The Additional Interest payable pursuant to this Section 7.01(b) will be in addition to any Additional Interest that may accrue pursuant to Section 5.06; provided that, in no event will the rate of any such Additional Interest payable described in this Section 7.01(b), when taken together with that of Additional Interest payable as described under Section 5.06, exceed a total rate of 0.50% per annum. If the Company so elects, the Additional Interest payable under this Section 7.01(b) will be payable on all Notes outstanding from and including the date on which such Event of Default first occurs (which will be the 60th day after written notice is provided to the Company in accordance with an Event of Default pursuant to Section 7.01(a)(vii)) to, but excluding, the 181st day thereafter, or such earlier date on which such Event of Default has been cured or waived or ceases to exist. On the 181st day after such Event of Default, if such Event of Default has not been cured or waived prior to such 181st day, the Notes will be subject to acceleration as provided in Section 7.02. In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 7.01(b) upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in Section 7.02. To the extent the Company elects to pay Additional Interest pursuant to this Section 7.01(b), it will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

In order to elect to pay the Additional Interest payable pursuant to this Section 7.01(b) as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with Section 5.06(a) in accordance with the immediately preceding paragraph, the Company must notify all Holders, the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs. Upon the failure to timely give all Holders, the Trustee and Paying Agent such notice, the Notes will be immediately subject to acceleration as provided in Section 7.02.

Section 7.02                             Acceleration. Subject to Section 7.01(b), if an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% of the aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare 100% of the principal of and accrued and unpaid interest, including any Additional Interest, on, and any Additional Amounts with respect to, all the Notes to be due and payable. Upon such a declaration of acceleration, all principal and accrued and unpaid interest, including any Additional Interest, on, and any Additional Amounts with respect to, the Notes will be due and payable immediately. However, upon an Event of Default arising out of Section 7.01(a)(ix) or (x) involving the Company, the aggregate principal amount and accrued and unpaid interest, including any Additional Interest, and any Additional Amounts, will be due and payable immediately.

Section 7.03                             Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (i) or (ii) of Section 7.01(a) shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal, premium, if any, and interest, with interest on any overdue principal, premium, if any, interest, at the rate borne by the

Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 8.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.03, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal premium, if any, and accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agent’s and counsel fees, and including any other amounts due to the Trustee under Section 8.06 hereof, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 7.04                             Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 7 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under this Indenture;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes, including any Additional Interest, in default in the order of the date due of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount including the payment of the Fundamental Change Repurchase Price, the Redemption Price and the cash component of the Conversion Obligation, if any, then owing and unpaid upon the Notes for principal and premium, if any, and interest, including any Additional Interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes at such time, and any Additional Amounts and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 7.05                             Proceedings by Holders. Subject to the immediately following paragraph, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(i)                                     such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided;

(ii)                                  the Holders of not less than 25% of the aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(iii)                               such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(iv)                              the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(v)                                 no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the principal amount of the Notes outstanding within such 60-day period pursuant to Section 7.08;

provided that, (x) it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein) and (y) for the protection and enforcement of this Section 7.05, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment of the principal of and premium, if any (including the Fundamental Change Repurchase Price and the Redemption Price), and accrued and unpaid interest, including any accrued and unpaid Additional Interest, on, and any Additional Amounts with respect to, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the Holder of any Note, without the consent of either the Trustee or the Holder of any other Note, on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 7.06                             Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.07                             Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 7 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 7.05, every power and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 7.08                             Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default or rescind a declaration of acceleration hereunder and its consequences except with respect to (i) nonpayment of principal (including any Fundamental Change Repurchase Price or any Redemption Price) of, interest, including Additional Interest, if any, on, or any Additional Amounts with respect to, any Note when due that has not been cured pursuant to the provisions of Section 7.01, (ii) the Company’s failure to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right; or (iii) any provision under this Indenture that cannot be modified or amended without the consent of the Holders of each outstanding Note affected so long as, in each case, (x) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Defaults and Events of Default (other than as a result of (i) or (ii) above) that have become due solely by such declaration of acceleration, have been cured or waived. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.08, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 7.09                             Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of an Event of Default in the payment of the principal of, or premium, if any, accrued and unpaid interest, including any accrued and unpaid Additional Interest, on, and any Additional Amounts with respect to, any of the Notes, including without limiting the generality of the foregoing any Default in the payment of any Fundamental Change Repurchase Price or any Redemption Price, then in any such event the Trustee shall be protected in withholding such notice if and so long as it in good faith determine that the withholding of such notice is in the interests of the Holders.

Section 7.10                             Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.10 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price and the Redemption Price with respect to the Notes being repurchased or redeemed as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 15.

ARTICLE 8

CONCERNING THE TRUSTEE

Section 8.01                             Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security reasonably satisfactory to it against any loss, liability, costs and expenses that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)                                 prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)                                     the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii)                                  in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c)                                  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)                                 whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)                                  the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)                                   if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(g)                                  in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(h)                                 in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 8 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent;

(i)                                     none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers;

(j)                                    the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(k)                                 the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 8.02                             Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:

(a)                                 the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)                                  the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)                                 the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e)                                  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company at reasonable times, in a reasonable manner and upon reasonable advance notice, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f)                                   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g)                                  the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including as Conversion Agent, and each agent, custodian and other Person employed to act hereunder; and

(h)                                 the permissive rights of the Trustee enumerated herein shall not be construed as duties.

In no event shall the Trustee be liable for any special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, except (1) any Default or Event of Default of which a Responsible Officer shall have actual knowledge or (2) any Default or Event of Default of which written notice shall have been given to the Trustee by the Company or by any Holder of the Notes during any period it is serving as Note Registrar and Paying Agent for the Notes, or (3) any Event of Default occurring pursuant to Sections 7.01(a)(i), 7.01(a)(ii), 7.01(a)(ix) or 7.01(a)(x).

Section 8.03                             No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture other than the Trustee’s certificate of authentication.

Section 8.04                             Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 8.05                             Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 8.06                             Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall receive, such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made and reasonably documented by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and to hold it harmless against, any and all loss, claim, damage, liability or expense, including taxes (other than taxes based on the income of the Trustee), incurred without gross negligence or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending the Trustee against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 7.04, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 8.06 shall not be subordinate to any other liability or Indebtedness of the Company (even though the Notes may be so subordinated). The obligations of the Company under this Section 8.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 8.06 shall survive the termination or defeasance of this Indenture and the resignation or removal of the Trustee. The Trustee shall notify the Company promptly of any claim of which a Responsible Officer receives written notice for which it may seek indemnity.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(a)(ix) or Section 7.01(a)(x) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 8.07                             Officers’ Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 8.08                             Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either (a) eliminate such interest within 90 days or (b) resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.09                             Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10                             Resignation or Removal of Trustee.

(a)                                 The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.10, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)                                 In case at any time any of the following shall occur:

(i)                                     the Trustee shall fail to comply with Section 8.08 within a reasonable time after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six months, or

(ii)                                  the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)                               the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.10, any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)                                  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 9.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee.

(d)                                 Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

Section 8.11                             Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.

Upon the reasonable written request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.

No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company, shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.12                             Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation or other entity shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13                             Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), after qualification under the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 8.14                             Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 9

CONCERNING THE HOLDERS

Section 9.01                             Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 9.02                             Proof of Execution by Holders. Subject to the provisions of Section 8.01, Section 8.02 and Section 10.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 10.06.

Section 9.03                             Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 9.04                             Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any request, demand, direction, authorization, notice, consent, waiver or other action under this Indenture (including for purposes of Article 7 and Article 11), Notes that are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 9.05                             Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 10

HOLDERS’ MEETINGS

Section 10.01                      Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

(a)                                 to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 7;

(b)                                 to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(c)                                  to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(d)                                 to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 10.02                      Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any Record Date pursuant to Section 9.01, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.03                      Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

Section 10.04                      Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.05                      Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.06                      Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.07                      No Delay of Rights by Meeting. Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 11

SUPPLEMENTAL INDENTURES

Section 11.01                      Supplemental Indentures Without Consent of Holders. The Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)                                 (1) to cure any ambiguity, manifest error or defect or (2) cure any omission or inconsistency;

(b)                                 to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 12;

(c)                                  to add guarantees with respect to the Notes;

(d)                                 to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

(e)                                  to provide for the conversion of the Notes into Reference Property, to the extent that the Company deems such amendment necessary or advisable in connection with the conversion of the Notes into Reference Property;

(f)                                   to increase the Conversion Rate;

(g)                                  to secure the Notes;

(h)                                 to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(i)                                     to provide for the conversion of Notes in accordance with the terms of this Indenture; or

(j)                                    to make any change that does not adversely affect the rights of any Holder in any material respect; provided, however, that any amendment to conform the provisions of this Indenture or the Notes to the “Description of the Notes” Section in the Offering Memorandum, will be deemed not to adversely affect the rights of any Holder.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.

Section 11.02                      Supplemental Indentures With Consent of Holders. With the consent (evidenced as provided in Article 9) of the Holders of at least a majority of the aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 9 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes or waiving any past default; provided, however, that no such supplemental indenture shall:

(a)                                 reduce the amount of Notes whose Holders must consent to an amendment;

(b)                                 reduce the rate, or extend the stated time for payment, of interest, including any Additional Interest, on any Note;

(c)                                  reduce the principal, or extend the stated Maturity Date, of any Note;

(d)                                 make any change that impairs or adversely affects the conversion rights of any Notes;

(e)                                  reduce the Redemption Price, the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)                                   change the place or currency of payment of principal or interest, including any Additional Interest, in respect of any Note;

(g)                                  impair the right of any Holder to receive payment of principal of and interest, including any Additional Interest, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note;

(h)                                 adversely affect the ranking of the Notes as senior unsecured Indebtedness of the Company;

(i)                                     change the Company’s obligation to pay Additional Amounts on any Note; or

(j)                                    make any change in this Article 11 or in the waiver provisions in Section 7.01 or Section 7.08 that, in each case, requires each Holder’s consent;

in each case, without the consent of each Holder of an outstanding Note affected thereby.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 11.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. After an amendment under this Indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Section 11.03                      Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect; provided that this Section 11.03 shall not require such supplemental indenture to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall any such qualification constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.04                      Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 11.05                      Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 17.06, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11, is permitted or authorized by the Indenture and is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

ARTICLE 12

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01                      Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 12.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, another Person, unless:

(a)                                 the resulting, surviving, transferee or successor Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the Cayman Islands, the British Virgin Islands, Bermuda, Hong Kong, the United States of America or any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture (including, for avoidance of doubt, the obligation to pay Additional Amounts as set forth in Section 5.10);

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(c)                                  the Company shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, sale, conveyance, transfer, lease or other disposal and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 12 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Upon any such consolidation, merger, sale, conveyance, transfer, lease or other disposal, the Successor Company (if not the Company) shall succeed to, and may exercise, every right and power of the Company under this Indenture.

For purposes of this Section 12.01, the conveyance, transfer, lease or other disposal of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be such a transaction with respect to all or substantially all of the properties and assets of the Company.

Section 12.02                      Successor Company to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer, lease or other disposal and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, accrued and unpaid interest including any accrued and unpaid Additional Interest, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, including with respect to Additional Amounts, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or other disposal (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer, lease, or other disposal, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 12.03                      Opinion of Counsel to Be Given to Trustee. No merger, consolidation, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 12.

ARTICLE 13

IMMUNITY OF INCORPORATORS, SHAREHOLDERS,

OFFICERS AND DIRECTORS

Section 13.01                      Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or accrued and unpaid interest and any accrued and unpaid Additional Interest, on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor company or entity, either directly or through the Company or any successor company or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

ARTICLE 14

REDEMPTION FOR TAX REASONS

Section 14.01                      Redemption for Tax Reasons.

(a)                                 The Company may, at its option, offer to redeem the Securities, in whole but not in part (except in respect of certain Excluded Holders), at a price (the “Redemption Price”) payable in cash and equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Redemption Date, and including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price, if the Company has, or on the next Interest Payment Date would, become obligated to pay to the Holders Additional Amounts (that are more than a de minimis amount) as a result of any change or amendment occurring on or after the date of the Offering Memorandum, or in the case of a successor, after the date such successor assumes all of our obligations under the Notes and this Indenture, in the laws or any rules or regulations of a Relevant Taxing Jurisdiction or any change or amendment on or after the date of the Offering Memorandum, or in the case of a successor, after the date such successor assumes all of our obligations under the Notes and this Indenture, in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) (a “Change in Tax Law” and such redemption, a “Tax Redemption”); provided, that the Company may only elect a Tax Redemption if (x) the Company cannot avoid these obligations by taking commercially reasonable measures available to it, provided that changing the Company’s jurisdiction of organization or domicile shall not be considered a reasonable measure and (y) the Company delivers to the Trustee an opinion of outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction and an Officers’ Certificate attesting to such Change in Tax Law and obligation to pay Additional Amounts; provided further, that if the Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest, including Additional Interest, if any, payable in respect of such Interest Payment Date shall be payable to the Holders of record at the close of business on the corresponding Regular Record Date, and the Redemption Price payable to the Holder whose Note is redeemed will be equal to 100% of the principal amount of such Note, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price.

(b)                                 No Notes may be redeemed in a Tax Redemption if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

(c)                                  Except as set forth in this Article 14, the Notes shall not be redeemable by the Company at its option prior to the Maturity Date.

Section 14.02                      Notice of Tax Redemption.

(a)                                 At least 30 days but not more than 60 days prior to a Redemption Date in connection with a Tax Redemption, the Company shall provide a notice of redemption to each Holder of Notes to be redeemed (a “Notice of Tax Redemption”).

The Notice of Tax Redemption shall specify the Notes to be redeemed and shall state:

(i)                                     the Redemption Date;

(ii)                                  the Redemption Price;

(iii)                               the applicable Conversion Rate and applicable Conversion Price;

(iv)                              the name and address of the Paying Agent and the Conversion Agent;

(v)                                 that Notes offered to be redeemed may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price;

(vi)                              that Holders who want to convert Notes must satisfy the requirements set forth therein and in this Indenture;

(vii)                           that Holders have the right to elect not to have their Notes redeemed by delivery to the Paying Agent a Notice of Tax Redemption Election;

(viii)                        that Holders who wish to elect not to have their Notes redeemed or to withdraw such an election must satisfy the requirements set forth herein and in the Indenture;

(ix)                              that, at and after the Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes solely as a result of the Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon conversion, required repurchase in connection with a Fundamental Change, maturity or otherwise, and whether in ADSs, Reference Property or otherwise) after the Redemption Date (or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price), and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law;

(x)                                 that Notes offered to be redeemed must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(xi)                              that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue with respect to redeemed Notes on and after the Redemption Date;

(xii)                           the CUSIP number of the Notes; and

(xiii)                        if Holders would be entitled to Tax Redemption Additional ADSs upon conversion in connection with such Tax Redemption, that Holders would be so entitled and the amount by which the Conversion Rate has been, or would be, so increased (along with a description of how such increase is calculated and the time period during which Notes must be surrendered in order to be entitled to such increase).

(b)                                 Simultaneously with providing such Notice of Tax Redemption, the Company shall publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time. If Holders would be entitled to Tax Redemption Additional ADSs upon conversion in connection with such Tax Redemption, each such press release shall also state the information required under Section 14.02(a)(xiii).

(c)                                  At the Company’s written request delivered at least three days prior to the date such Notice of Tax Redemption is to be given (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give Notice of Tax Redemption to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense.

Section 14.03                      Holder’s Right to Elect.

(a)                                 Upon receiving a Notice of Tax Redemption, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Company shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of the Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon conversion, required repurchase in connection with a Fundamental Change, maturity or otherwise, and whether in ADSs, Reference Property or otherwise) after the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price), and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed converts its Notes in connection with such Tax Redemption as set forth under Section 15.11, the Company shall be obligated to pay Additional Amounts, if any, with respect to such conversion.

(b)                                 Upon receiving a Notice of Tax Redemption, each Holder who does not wish to have the Company redeem its Notes pursuant to this Article 14 (any such Holder, an “Excluded Holder”) must deliver to the Paying Agent a written notice of election (the “Notice of Tax Redemption Election”) substantially in the form of set forth on the reverse of the Note as Attachment 6 thereto , or any other form of written notice substantially similar to the Notice of Tax Redemption Election, in each case, duly completed and signed, so as to be received by the Paying Agent no later than the close of business on the Business Day immediately preceding the Redemption Date; provided that, a Holder that complies with the requirements for conversion set forth under Section 15.02(b) will be deemed to have delivered a Notice of Tax Redemption Election. A Holder may withdraw any Notice of Tax Redemption Election (other than such a deemed Notice of Tax Redemption Election) by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price). If no such election is made or deemed to have been made, the Holder will have its Notes redeemed without any further action.

Section 14.04                      Effect of Notice of Tax Redemption. Once a Notice of Tax Redemption is given, Notes offered to be redeemed become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Notes which are converted in accordance with the terms of this Indenture and except for Notes subject to Section 14.03. Upon surrender to the Paying Agent, such redeemed Notes shall be paid at the Redemption Price stated in the Notice of Tax Redemption. Failure to give the Notice of Tax Redemption or any defect in the Notice of Tax Redemption to any Holder shall not affect the validity of the Notice of Tax Redemption to any other Holder.

Section 14.05                      Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on a Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes offered to be redeemed which on or prior thereto have been delivered by the

Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article 15. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Notes (i) for which a Notice of Tax Redemption has been given and (ii) with respect to which a Notice of Tax Redemption Election has not been made or deemed to have been made, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price of such Note, including Additional Amounts, if any, with respect thereto. Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted.

Section 14.06                      Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part pursuant to a Tax Redemption, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination, which shall be $1,000 principal amount or an integral multiple of $1,000 in excess thereof, equal in principal amount to the unredeemed portion of the Note surrendered. The Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the open of business 15 days before any selection for redemption of Notes and ending at the close of business on the earliest date on which the relevant Notice of Tax Redemption is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

ARTICLE 15

CONVERSION OF NOTES

Section 15.01                      Conversion Privilege. A Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) of such Note, at any time prior to the close of business on the second Business Day immediately preceding November 15, 2022, at an initial Conversion Rate (the “Conversion Rate”) of 7.5038 ADSs (subject to adjustment as provided in Section 15.04 of this Indenture) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 15.02, the “Conversion Obligation”).

Section 15.02                      Settlement upon Conversion; Conversion Procedures.

(a)                                 Upon any conversion of any Note, the Company shall deliver to converting Holders, on the third Business Day immediately following the Conversion Date, a number of ADSs equal to (A)(i) the aggregate principal amount of Notes to be converted divided by (ii) $1,000, multiplied by (B) the applicable Conversion Rate on the relevant Conversion Date, together with cash in lieu of any fractional ADSs pursuant to Section 15.02(j);

(b)                                 Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the

Depositary in effect at that time and, if required, pay funds equal to the amount of interest, including any Additional Interest, if any, payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 15.02(h) and, if required, all transfer or similar taxes or duties for which such Holder is responsible under Section 15.02(e), if any, and (ii) in the case of a Note issued in certificated form, (1) complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any ADSs, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, pay funds equal to the amount of interest, including any Additional Interest, if any, payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 15.02(h), and (4) if required, pay all transfer or similar taxes or duties for which such Holder is responsible under Section 15.02(e), if any. The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article 15 on the date of such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Repurchase Notice in accordance with Section 16.03 or Section 16.06, as applicable. If the Company has designated a Redemption Date, a Holder that complies with the above requirements will be deemed to have delivered a Notice of Tax Redemption Election.

(c)                                  A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 15.02(b). The Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full ADSs to which such Holder shall be entitled in satisfaction of such Conversion Obligation.

(d)                                 In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

(e)                                  If a Holder submits a Note for conversion, no service charge will be imposed by the Company and the Company shall pay all documentary, stamp or similar issue or transfer tax or other duties, if any, that may be imposed by any governmental authority with respect to the issuance of ADSs upon the conversion. However, the Company, the Trustee or the Conversion Agent may require the Holder to pay a sum sufficient to cover any such tax that is due because the Holder requests any ADSs to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing ADSs being issued in a name other than the Holder’s name until the Trustee or the Conversion Agent, as the case may be, receives such sum. Nothing herein shall preclude any tax withholding or deduction required by law or regulations.

(f)                                   Except as provided in Section 15.04, no adjustment shall be made for dividends on any ADSs issued upon the conversion of any Note or the Class A Ordinary Shares represented thereby as provided in this Article.

(g)                                  Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)                                 Upon conversion, a Holder shall not receive any additional cash payment for accrued and unpaid interest and any Additional Interest, except as set forth below. The Company’s settlement of the Conversion Obligations as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest, including any Additional Interest, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, including any Additional Interest, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on the Regular Record Date will receive the interest, including Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest, including Additional Interest, if any, payable on the Notes so converted; provided, however, that no such payment shall be required (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the next Scheduled Trading Date immediately following the corresponding Interest Payment Date, (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the next Scheduled Trading Date immediately following the corresponding Interest Payment Date, (3) to the extent of any Defaulted Interest, if any, existing at the time of conversion with respect to such Notes or (4) if the Notes are surrendered for conversion after the close of business on the Regular Record Date immediately preceding the Maturity Date. Except as described above, no payment or adjustment will be made for accrued and unpaid interest, including Additional Interest, if any, on converted Notes.

(i)                                     The Person in whose name the certificate for any ADSs delivered upon conversion is registered shall be treated as a shareholder of record as of the close of business on the Conversion Date. Upon conversion of Notes, such Person shall no longer be a Holder with respect to such Notes.

(j)                                    For each Note surrendered for conversion and converted, any fractional ADSs remaining shall, in each case, be paid in cash. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full ADSs that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. The Company shall not issue fractional ADSs upon conversion of Notes. Instead, the Company shall pay cash in lieu of fractional ADSs based on the Last Reported Sale Price of the Company’s ADSs on the relevant Conversion Date

(or, if such Conversion Date is not a Trading Day, the next following Trading Day), by the fractional amount and rounding the product to the nearest whole cent. The Company shall determine the number of fractional ADSs for which cash shall be delivered by aggregating all Notes a Holder surrenders for conversion, rather than delivering cash in lieu of fractional ADSs for each individual Note of such Holder surrendered for conversion.

Section 15.03 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Fundamental Changes.

(a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional ADSs (the “Make-Whole Additional ADSs”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if such conversion occurs on or after the related Make-Whole Reference Date and prior to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso to clause (b) of the definition thereof, the 35th Trading Day immediately following the related Make-Whole Reference Date).

As used in this Section 15.03, “Make-Whole Additional ADSs” shall mean, with respect to a Make-Whole Fundamental Change, an additional number of ADSs set forth in the following table that corresponds to the Make-Whole Reference Date and the ADS Price for such Make-Whole Fundamental Change, all as determined by the Company:

Make-Whole Additional ADSs

(per $1,000 principal amount of Notes)

ADS Price

Effective Date	$90.35	$100.00	$110.00	$120.00	$130.00	$133.27	$135.00	$145.00	$160.00	$200.00	$250.00	$300.00
October 30, 2017	3.5643	3.0282	2.4882	2.0587	1.7122	1.6133	1.5639	1.3074	1.0025	0.4898	0.1777	0.0000
November 15, 2018	3.5643	2.9974	2.4421	2.0031	1.6511	1.5511	1.5012	1.2433	0.9393	0.4383	0.1450	0.0000
November 15, 2019	3.5643	2.9580	2.3818	1.9297	1.5703	1.4688	1.4182	1.1585	0.8563	0.3723	0.1054	0.0000
November 15, 2020	3.5643	2.8779	2.2721	1.8023	1.4339	1.3309	1.2798	1.0199	0.7241	0.2748	0.0542	0.0000
November 15, 2021	3.5643	2.7090	2.0516	1.5526	1.1722	1.0683	1.0172	0.7630	0.4888	0.1244	0.0000	0.0000
November 15, 2022	3.5643	2.4962	1.5871	0.8295	0.1885	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS Price and Make-Whole Reference Date of the Make-Whole Fundamental Change may not be set forth in the table above, in which case:

(i)                                     if the ADS Price of such Make-Whole Fundamental Change is between two ADS prices listed in the table above under the row titled “ADS Price,” or if the Make-Whole Reference Date of such Make-Whole Fundamental Change is between two Make-Whole Reference Dates listed in the table above in the column immediately below the title “Make-Whole Reference Date,” then the number of Make-Whole Additional ADSs for such Make-Whole Fundamental Change shall be determined by the Company by straight-line interpolation between the number of Make-Whole Additional ADSs set forth for such higher and lower ADS Price amounts, or for such earlier and later dates based on a 365 day year, as applicable;

(ii)                                  if the ADS Price of such Make-Whole Fundamental Change is greater than $300.00 per ADS (subject to adjustment in the same manner as the ADS Price as provided in clause (iii) below), or if the ADS Price of such Make-Whole Fundamental Change is less than $90.35 per ADS Share (subject to adjustment in the same manner as the ADS Price as provided in clause (iii) below), then the number of Make-Whole Additional ADSs shall be equal to zero and this Section 15.03 shall not require the Company to increase the Conversion Rate with respect to such Make-Whole Fundamental Change;

(iii)                               if an event occurs that requires, pursuant to this Article 15 (other than solely pursuant to this Section 15.03), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the row titled “ADS Price” shall be deemed to be adjusted so that such ADS Price, at and after such time, shall be equal to the product of (1) such ADS Price as in effect immediately before such adjustment to such ADS Price and (2) a fraction the numerator of which is the applicable Conversion Rate in effect immediately prior to such adjustment to the Conversion Rate and the denominator of which is the applicable Conversion Rate as so adjusted in accordance with this Article 15, immediately after such adjustment to the Conversion Rate;

(iv)                              each number of Make-Whole Additional ADSs set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 15.04; and

(v)                                 notwithstanding the foregoing, in no event will the Conversion Rate be increased to more than 11.0681 ADSs per $1,000 principal amount of Notes pursuant to this Section 15.03, subject to adjustment from time to time in the same manner as the Conversion Rate pursuant to Section 15.04.

Nothing in this Section 15.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 15.04 in respect of a Fundamental Change.

(b)                                 The Company shall notify Holders and the Trustee of the Make-Whole Reference Date and issue a press release on such date. If Holders are entitled to Make-Whole

Additional ADSs, each such press release shall also state that in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes and the amount by which the Conversion Rate has been so increased (along with a description of how such increase shall is calculated and the time period during which Notes must be surrendered in order to be entitled to such increase).

Section 15.04                      Adjustment of Conversion Rate. If the number of Ordinary Shares represented by the ADSs is changed, after the date of this Indenture, for any reason other than one or more of the events described in this Section 15.04, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Ordinary Shares represented by the ADSs upon which conversion of the Notes is based remains the same.

Notwithstanding the adjustment provisions described in this Section 15.04, if the Company distributes to holders of the Ordinary Shares any cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate described in this Section 15.04 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares. However, in the event that the Company issues or distributes to all holders of the Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 15.04(b) (in the case of in-the-money Expiring Rights entitling holders of the Ordinary Shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Ordinary Shares or ADSs) or Section 15.04(c) (in the case of all other Expiring Rights); provided that Holders of the Notes that convert their Notes prior to the close of business on the Record Date for such distribution will receive such Expiring Rights and no adjustment to the Conversion Rate

For the avoidance of doubt, if any event described in this Section 15.04 results in a change to the number of Ordinary Shares represented by the ADSs, then such change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such event to the extent such change produces the same economic result as the adjustment to the Conversion Rate that would otherwise have been made on account of such event.

Subject to the foregoing, the Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, in any of the transactions described in this Section 15.04, without having to convert their Notes, as if they held a number of ADSs equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Neither the Trustee nor the Conversion Agent shall have any responsibility to monitor the accuracy of the calculation of any adjustment to the Conversion Rate, and the same shall be conclusive and binding on the Holders, absent manifest error. Notice of such adjustment to the Conversion Rate shall be given by the Company promptly to the Holders, the Trustee and the Paying Agent and Conversion Agent and shall be conclusive and binding on the Holders, absent manifest error.

(a)                                 If the Company issues Ordinary Shares as a dividend or distribution on the Ordinary Shares, or if the Company effects a share split or share combination of the Ordinary Shares, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where

CR0                         =            the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR1                         =            the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0                           =            the number of Ordinary Shares outstanding immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS1                           =            the number of Ordinary Shares that would be outstanding immediately after giving effect to such dividend or distribution or such share split or share combination, as the case may be.

Such adjustment shall become effective immediately after the close of business on the Record Date for such dividend or distribution or immediately after the open of business on the date on which such share split or share combination becomes effective, as applicable. If any dividend or distribution described in this Section 15.04(a) is declared but not paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend, distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than (i) as a result of a reverse share split or share combination or (ii) with respect to a readjustment of the Conversion Rate as described in the immediately preceding sentence).

(b)                                 In case the Company shall distribute to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants entitling them for a period of not more than 60 days after the date of such distribution to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share less than the average of the Last Reported Sale Prices of the ADSs divided by the number of Class A Ordinary Shares then represented by each ADS over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the first public announcement of the terms of such distribution, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where

CR0                         =            the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1                         =            the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

OS0                           =            the number of Ordinary Shares outstanding immediately prior to the close of business on the Record Date for such distribution;

X                                       =            the total number of Ordinary Shares issuable pursuant to such rights, options or warrants or, in the case of any rights, options or warrants entitling holders thereof to subscribe for or purchase the ADSs, the total number of Class A Ordinary Shares represented by the total number of ADSs issuable pursuant to such rights, options or warrants; and

Y                                       =            the number of Ordinary Shares equal to the aggregate exercise or conversion price payable to exercise such rights, options or warrants divided by the quotient of (a) average of the Last Reported Sale Prices of the ADSs over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the first public announcement of the terms of such distribution, and (b) the number of Class A Ordinary Shares then represented by each ADS.

Such increase in the Conversion Rate shall become effective immediately after the close of business on the Record Date for such distribution. The Company shall not issue any such rights, options or warrants in respect of the Ordinary Shares held in treasury by the Company. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase the Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share less than such average of the Last Reported Sale Prices of the ADSs divided by the number of Class A Ordinary Shares then represented by each ADS, for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining such aggregate price payable for such Ordinary Shares (directly or in the form of ADSs), there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors or a committee thereof. If any right, option or warrant described in this Section 15.04(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect if such right, option or warrant had not been issued. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to a readjustment of the Conversion Rate as described in the immediately preceding sentence).

(c)                                  In case the Company shall distribute shares of its Capital Stock, evidences of its Indebtedness or other of its assets or property other than (i) dividends or distributions (including share splits) referred to in Section 15.04(a) and Section 15.04(b), (ii) dividends or distributions paid exclusively in cash referred to in Section 15.04(d), and (iii) Spin-Offs to which the provisions set forth below in this Section 15.04(c) shall apply (the “Distributed Property”), to all or substantially all holders of its Ordinary Shares (directly or in the form of ADSs), then, in each such case the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 X	SP0
SP0 - FMV

where

CR0                         =            the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1                         =            the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0                             =            (a) the average of the Last Reported Sale Prices of the ADSs over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution, divided by (b) the number of Class A Ordinary Shares then represented by each ADSs; and

FMV                    =            the fair market value (as determined by the Board of Directors or a committee thereof) of the Distributed Property with respect to each outstanding Ordinary Share as of the close of business on the Record Date for such distribution.

Such increase shall become effective immediately after the close of business on the Record Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing increase, adequate provision shall be made so that each Holder shall receive, on the date on which the Distributed Property is distributed to holders of the ADSs, for each $1,000 principal amount of Notes, the amount and kind of Distributed Property that such Holder would have received had such Holder owned a number of ADSs equal to the Conversion Rate in effect on the record date for the ADSs for the distribution. If any dividend or distribution described in the immediately preceding formula in this Section 15.04(c) is declared but not paid or made, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the

Conversion Rate will be made (other than with respect to a readjustment of the Conversion Rate as described in the immediately preceding sentence).

With respect to an adjustment pursuant to this Section 15.04(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary, or other business unit or Affiliate of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a major United States or non-United States securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where

CR0                         =            the Conversion Rate in effect immediately prior to the close of business on the Record Date of the Spin-Off;

CR1                         =            the Conversion Rate in effect immediately after the close of business on the Record Date of the Spin-Off;

FMV0               =            the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined for purposes of the definition of “Last Reported Sale Price” as if references herein to the ADSs were to such Capital Stock or similar equity interest were the Ordinary Shares) over the ten consecutive Trading Day period beginning on, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0                        =            the average of the Last Reported Sale Prices of the ADSs over the Valuation Period divided by the number of the Class A Ordinary Shares then represented by on ADS.

The increase in the Conversion Rate under the preceding paragraph of this Section 15.04(c) will be determined on the last Trading Day of the Valuation Period but shall be given effect immediately after the close of business on the Record Date of the Spin-Off; provided that, in respect of a conversion of a Note during the Valuation Period, the reference in the definition of “Valuation Period” to ten consecutive Trading Days shall be deemed replaced with a reference to such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-Off to, but excluding, the Conversion Date in determining the Conversion Rate.

If any dividend or distribution described in the immediately preceding formula in this Section 15.04(c) is declared but not paid or made, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the

Conversion Rate will be made (other than with respect to a readjustment of the Conversion Rate as described in the immediately preceding sentence).

Subject in all respects to Section 15.10, rights, options or warrants distributed by the Company to all holders of its Ordinary Shares entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (directly or in the form of ADSs) (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 15.04 (and no adjustment to the Conversion Rate under this Section 15.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 15.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets or property, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Date, as the case may be, with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 15.04 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Ordinary Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares (directly or in the form of ADSs) as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of this Section 15.04(c), Section 15.04(a) and Section 15.04(b), any dividend or distribution to which this Section 15.04(c) is applicable that also includes Ordinary Shares (directly or in the form of ADSs), or rights, options or warrants to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) to which either or both of Section 15.04(a) and Section 15.04(b) also applies, shall be deemed instead to be (1) a dividend or distribution of Distributed Property to which Section 15.04(c) applies (and any Conversion Rate adjustment required by this Section 15.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Ordinary Shares (directly or in the form of ADSs) or such rights, options or warrants (and any further Conversion Rate adjustment required by Section 15.04(a) and Section 15.04(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Date for such dividend or distribution shall be substituted as “the Ex-Date” and “the Ex-Date for such dividend or distribution” within the meaning of Section 15.04(a) and Section 15.04(b) and (B) any Ordinary Shares (directly or in the form of ADSs) included in such dividend or distribution shall not be deemed “outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be” within the meaning of Section 15.04(a) or “outstanding immediately prior to open of business on the Ex-Date for such distribution” within the meaning of Section 15.04(b).

(d)                                 If the Company pays any cash dividend or distribution to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where

CR0                         =            the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1                         =            the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0                             =            the average of the Last Reported Sale Prices of the ADSs over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution, divided by the number of Class A ordinary shares then represented by one ADS; and

C                                       =            the amount in cash per Ordinary Share the Company distributes to holders of its Ordinary Shares (directly or in the form of ADSs).

Any adjustment made pursuant to this Section 15.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If any such dividend or distribution described in this Section 15.04(d) is declared but not paid or made, the Conversion Rate shall be immediately readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to a readjustment of the Conversion Rate as described in the immediately preceding sentence).

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of ADSs, the amount of cash that such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)                                  If the Company or any of its Subsidiaries or consolidated affiliated entities makes a payment in respect of a tender offer or exchange offer for the Ordinary Shares (directly or in the form of ADSs) and the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices of the ADSs over the ten consecutive Trading Day period beginning on, and including, the Trading Day immediately following the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, divided by the number of Class A Ordinary Shares then represented per one ADS, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 – SP1

where

CR0                         =                 the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day immediately following the Expiration Date;

CR1                         =                 the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day immediately following the Expiration Date;

AC                              =                 the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof) paid or payable for Ordinary Shares or ADSs, as the case may be, purchased or exchanged in such tender or exchange offer;

0S0                             =                 the number of Ordinary Shares outstanding immediately prior to the time such tender or exchange offer expires (the “Expiration Time”) (prior to giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender offer or exchange offer);

0S1                             =                 the number of Ordinary Shares outstanding immediately after the Expiration Time (after giving effect to the purchase or exchange of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender offer or exchange offer); and

SP1                             =                 the average of the Last Reported Sale Prices of the ADSs over the ten consecutive Trading Day period beginning on, and including, the Trading Day immediately following the Expiration Date, divided by the number of Class A Ordinary Shares then represented per one ADS.

Such adjustment shall become effective as of the close of business on the Expiration Date; provided that if the Conversion Date occurs within the ten consecutive Trading Day period immediately following, and including, the Trading Day immediately following the Expiration Date, each reference in this Section 15.04(e) with respect to ten consecutive Trading Days shall be deemed replaced with a reference to such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the Expiration Date to, and including, the Conversion Date in determining the applicable Conversion Rate.

If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is ultimately prevented by applicable law from effecting all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to a readjustment of the Conversion Rate as described in the immediately preceding sentence).

(f)                                   For the avoidance of doubt, except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares (directly or in the form of ADSs) or any securities convertible into or exchangeable for the Ordinary Shares (directly or in the form of ADSs) or rights, options or warrants to purchase the Ordinary Shares (directly or in the form of ADSs) or such convertible or exchangeable securities.

(g)                                  In addition to those required by clauses (a), (b), (c), (d) and (e) of this Section 15.04, and to the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Select Market or any other securities exchange on which the Ordinary Shares are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Ordinary Shares (directly or in the form of ADSs) or rights to purchase Ordinary Shares (directly or in the form of ADSs) in connection with any dividend or distribution of Ordinary Shares (or rights to acquire Ordinary Shares) (directly or in the form of ADSs) or similar event. Whenever the Conversion Rate is increased pursuant to this Section 15.04(g), the Company shall mail to the Holder of each Note at its last address appearing on the Note Register provided for in Section 2.05 a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect and otherwise in accordance with applicable law, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. The Company shall not take any action that would result in adjustment of the Conversion Rate (A) without complying with any rule of The NASDAQ Global Select Market which requires shareholder approval of certain issuances of Ordinary Shares, if applicable, or (B) in such a manner as to result in the reduction of the Conversion Price to less than the par value of the Ordinary Shares multiplied by the number of Class A Ordinary Shares then represented per one ADS.

(h)                                 Except as described in this Indenture, the Conversion Rate will not be adjusted. Without limiting the foregoing, the applicable Conversion Rate will not be adjusted:

(i)                                     upon the issuance of Class A Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in the Class A Ordinary Shares or ADSs under any plan;

(ii)                                  upon the issuance of Class A Ordinary Shares or ADSs or options or rights to purchase or acquire Class A Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)                               upon the issuance of Class A Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued, except as described in Section 15.10;

(iv)                              upon the issuance of Class A Ordinary Shares or ADSs in a transaction not otherwise described in Section 15.04(a)-(e), regardless of the price at which such Class A Ordinary Shares or ADSs are issued;

(v)                                 upon the repurchase by the Company of Class A Ordinary Shares or ADSs pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in this Section 15.04;

(vi)                              for a change in the par value of the Class A Ordinary Shares;

(vii)                           for accrued and unpaid interest, including any Additional Interest; or

(viii)                        for any transactions described in this Section 15.04 if Holders may participate (as a result of holding the Notes and at the same time as holders of Ordinary Shares participate) in any of the transactions described in this Section 15.04 as if such Holders held a number of Ordinary Shares equal to the applicable Conversion Rate, multiplied by the principal amount of Notes held by such Holder, divided by $1,000, without having to convert their Notes then multiplied by the number of Class A Ordinary Shares then represented per one ADS.

(i)                                     All calculations and other determinations under this Article 15 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an Ordinary Share.

(j)                                    The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) upon any conversion of Notes, (ii) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%.

(k)                                 Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Note at its last address appearing on the Note Register provided for in Section 2.05, within ten days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)                                     For purposes of this Section 15.04, the number of Ordinary Shares (directly or in the form of ADSs) at any time outstanding shall not include shares held in the treasury of the Company but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares. The Company will not pay any dividend or make any issuance or distribution on Ordinary Shares held in the treasury of the Company.

Section 15.05                      Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued Ordinary Shares or Ordinary Shares held in treasury, sufficient Ordinary Shares that corresponds to the number of ADSs due upon conversion of the Notes to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 15.06                      Effect of Reclassification, Consolidation, Merger or Sale.

(a)                                 Upon the occurrence of (i) any Fundamental Change described in clause (b) of the definition thereof, (ii) any reclassification or change of the outstanding Class A Ordinary Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 15.04(a)), (iii) any consolidation, binding share exchange, recapitalization, merger, combination or other similar event involving the Company, or (iv) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Ordinary Shares (directly or in the form of ADSs) would be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Ordinary Shares (directly or in the form of ADSs) (any such event a “Merger Event”), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 11.01 providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 16 herein.

In the event the Company shall execute a supplemental indenture pursuant to this Section 15.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in this Indenture, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(b)                                 Subject to the provisions of Section 15.01 and Section 15.03, at and after the effective time of such Merger Event, (i) the right to convert each $1,000 principal amount of Notes as set forth in Section 15.02 will be changed to a right to convert such Note into cash and the kind and amount of shares of common stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the applicable Conversion Rate in effect immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) and (ii) the related Conversion Obligation shall be settled as set forth under clause (c) below, it being understood and agreed that for purposes of Section 15.01(b), references therein to the Last Reported Sale Price of the ADSs shall be deemed at and after the effective time of such Merger Event to be references to “the Last Reported Sale Price of a unit of Reference Property comprised of the kind and amount of shares of common stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Ordinary Shares (directly or in the form of ADSs) immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration.” The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 15.06. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes as set forth in Section 15.01 and Section 15.02 prior to the effective date of such Merger Event.

(c)                                  With respect to each $1,000 principal amount of Notes surrendered for conversion after the effective date of any such Merger Event, the Company will deliver Reference Property in lieu of ADSs otherwise deliverable.

(i)                                     The Company shall notify the holders of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(ii)                                  For purposes of this Section 15.06, the “Weighted Average Consideration” shall mean the weighted average of the types and amounts of consideration received by the holders of the ADSs entitled to receive cash, securities or other property or assets with respect to or in exchange for such ADSs in any Merger Event who affirmatively make such an election; provided that, if the types and amounts of consideration that holders of the ADSs would be entitled to receive with respect to or in exchange for such ADSs is based in part upon any form of shareholder election, the “Weighted Average Consideration” will be deemed to be (A) if holders of the majority of the ADSs affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of the ADSs that affirmatively make such an election or (B) if the holders of a majority of the ADSs do not affirmatively make such an election, the weighted average of the types and amount of consideration actually received by such non-electing holders.

(d)                                 The above provisions of this Section 15.06 shall similarly apply to successive Merger Events.

Section 15.07                      Certain Covenants. (a) The Company covenants that all ADSs delivered upon conversion of Notes, and all Ordinary Shares issued, will be fully paid and non-assessable by the Company and, except as set forth herein, free from all taxes, liens and charges with respect to the issue thereof.

(b)                                 The Company covenants that, if any ADSs to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the SEC, use its best efforts to secure such registration or approval, as the case may be.

(c)                                  The Company further covenants that if at any time the ADSs shall be listed on any national securities exchange or automated quotation system, the Company will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs issuable upon conversion of the Notes.

(d)                                 The Company further covenants to take all actions and obtain all approvals and registrations required with respect to the conversion of the Notes into ADSs and the issuance, and deposit into the ADS facility, of the Ordinary Shares represented by such ADSs. Subject to Section 15.12, the Company also undertakes to maintain, as long as any Notes are outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of this Indenture, the Notes and the Deposit Agreement upon conversion of the Notes. In addition, subject to Section 15.12, the Company further covenants to provide Holders with a reasonably detailed description of the mechanics for the delivery of ADSs upon conversion of Notes as set forth in the Deposit Agreement upon request.

Section 15.08                      Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any ADSs, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any ADSs or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 15.09                      Notice to Holders Prior to Certain Actions. In case:

(a)                                 the Company shall declare a dividend (or any other distribution) on its Ordinary Shares that would require an adjustment in the Conversion Rate pursuant to Section 15.04;

(b)                                 the Company shall authorize the granting to all of the holders of its Ordinary Shares of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants;

(c)                                  of any reclassification of the Ordinary Shares of the Company (other than a subdivision or combination of its outstanding Ordinary Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale, conveyance, transfer, lease or other disposal of all or substantially all of the assets of the Company; or

(d)                                 of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder at its address appearing on the Note Register, provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least twenty days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares (directly or in the form of ADSs) of record shall be entitled to exchange their Ordinary Shares (directly or in the form of ADSs) for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 15.10                      Shareholder Rights Plans. To the extent that the Company has a shareholder rights plan or other “poison pill” in effect upon conversion of the Notes, each Holder will receive, in addition to any ADSs and in lieu of any adjustment to the Conversion Rate, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Class A Ordinary Shares (directly or in the form of ADSs), in which case the Conversion Rate will be adjusted at the time of separation as if the Company had distributed, to all holders of Ordinary Shares, Distributed Property as provided in Section 15.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights, options or warrants pursuant to a rights plan that would allow a Holder to receive upon conversion, in addition to any ADSs, the rights described therein with respect to such ADSs (unless such rights, options or warrants have separated from the Class A Ordinary Shares) shall not constitute a distribution of rights, options or warrants that would entitle a Holder to an adjustment to the Conversion Rate.

Section 15.11                      Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with a Tax Redemption.

(a)                                 If the Company elects to effect a Tax Redemption and a Holder elects to convert its Notes in connection with such Tax Redemption, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of ADSs as described below (the “Tax Redemption Additional ADSs.”) A conversion of Notes shall be deemed for these purposes to be “in connection with” such Tax Redemption if such conversion occurs during the period from, and including, the date on which the Company provides such Notice of Tax Redemption to Holders until the close of business on the Business Day immediately preceding the applicable Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price. The Company shall comply with its obligations under Section 14.02(b) simultaneously with providing such Notice of Tax Redemption.

(b)                                 The Company will settle conversions of Notes converted in connection with a Tax Redemption as provided in Section 15.02 and, for the avoidance of doubt, pay Additional Amounts, if any, with respect to any such conversion.

(c)                                  The number of Tax Redemption Additional ADSs by which the Conversion Rate will be increased for a conversion of Notes in connection with a Tax Redemption will be determined by reference to the table under Section 15.03(a), based on the applicable Redemption Reference Date and the applicable Redemption Reference Price, but determined for purposes of this Section 15.11 as if (i) the Holder had elected to convert its Notes in connection with a Make-Whole Fundamental Change, (ii) the applicable Redemption Reference Date were the “Make-Whole Reference Date” and (iii) the applicable Redemption Reference Price were the “ADS Price” (and subject, for the avoidance of doubt, to Section 15.03(a)(i)-(v).

(d)                                 If the Company has designated a Redemption Date pursuant to Article 14, a Holder that complies with the requirements for conversion set forth under Section 15.02(b) will be deemed to have delivered and not have withdrawn a Notice of Tax Redemption Election.

Section 15.12                      Termination of Depositary Receipt Program. If the Class A Ordinary Shares cease to be represented by American Depositary Shares issued under a depositary receipt program sponsored by the Company, all references in this Indenture to the ADSs shall be deemed to have been replaced by a reference to the number of Class A Ordinary Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Class A Ordinary Shares and as if the Class A Ordinary Shares and the other property had been distributed to holders of the ADSs on that day. In addition, all references to the Last Reported Sale Price of the ADSs will be deemed to refer to the Last Reported Sale Price of the Class A Ordinary Shares, and other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply.

ARTICLE 16

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 16.01                      Optional Redemption by the Company. Except as provided in Article 14, the Notes may not be redeemed by the Company at its option prior to the Maturity Date.

Section 16.02                      Repurchase at Option of Holders upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 principal amount or an integral multiple of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 days and not more than 35 days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including any Additional Interest, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of the Notes as of the preceding Regular Record Date and the Fundamental Change Repurchase Price payable to the Holder surrendering the Note for repurchase pursuant to this Article 16 shall be equal to the principal amount of Notes subject to repurchase. Any Notes repurchased by the Company pursuant to this Article 16 will be paid for in cash.

Repurchases of Notes under this Section 16.02 shall be made, at the option of the Holder thereof, upon:

(i)                                     delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note as Attachment 2, if the Notes are Certificated Notes, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Notes are Global Notes, in each case on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)                                  delivery or book-entry transfer of the Notes to the Paying Agent on or prior to the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice shall state:

(a)                                 if certificated, the certificate numbers of Notes to be delivered for repurchase;

(b)                                 the portion of the principal amount of Notes to be repurchased, which must be $1,000 principal amount or an integral multiple of $1,000 in excess thereof; and

(c)                                  that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 16.02 shall be consummated by the payment of the Fundamental Change Repurchase Price on the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note as described in Section 16.04(a).

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 16.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 16.03 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal in respect thereof.

(b)                                 On or before the tenth Business Day after (x) in the case of a Fundamental Change pursuant to clause (a) of the definition thereof, the date the Company becomes aware that a Fundamental Change has occurred or become effective, or (y) in the case of any other Fundamental Change, the date on which the Fundamental Change occurs or becomes effective, the Company shall provide all Holders, the Trustee and the Paying Agent with a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of the Fundamental Change and of the resulting Fundamental Change Repurchase Right. Simultaneously with providing such notice, the Company will also publish a notice containing the information set forth in the Fundamental Change Repurchase Right Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Repurchase Right Notice shall specify:

(i)                                     the events causing the Fundamental Change;

(ii)                                  the date of the Fundamental Change;

(iii)                               the last date on which a Holder may exercise the repurchase right pursuant to this Section 16.02;

(iv)                              the Fundamental Change Repurchase Price;

(v)                                 the Fundamental Change Repurchase Date;

(vi)                              the name and address of the Paying Agent and the Conversion Agent;

(vii)                           the applicable Conversion Rate, and any adjustments to the applicable Conversion Rate, including any Make-Whole Additional ADSs;

(viii)                        that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(ix)                              that the Holder shall have the right to withdraw any Notes surrendered prior to close of business on the Business Day prior to the Fundamental Change Repurchase Date; and

(x)                                 the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 16.02.

(c)                                  Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date.

(d)                                 In connection with any repurchase of the Notes in connection with a Fundamental Change, the Company will:

(i)                                     comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, if required under the Exchange Act;

(ii)                                  file a Schedule TO or any successor or similar schedule, if required under the Exchange Act; and

(iii)                               otherwise comply with all applicable federal and state securities laws in connection with any repurchase of the Notes.

Section 16.03                      Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 16.03 at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, specifying:

(i)                                     the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii)                                  if the Notes in respect of which such withdrawal is being submitted are Certificated Notes, the certificate number of such Notes; and

(iii)                               the principal amount, if any, of such Notes that remain subject to the original Fundamental Change Repurchase Notice, which portion must be in $1,000 principal amount or an integral multiple of $1,000 in excess thereof.

Section 16.04                      Deposit of Fundamental Change Repurchase Price.

(a)                                 The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) on or prior to 11:00 a.m. (New York City time) on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 16.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 16.02 in accordance with this Indenture. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)                                 Subject to a Holder’s right to receive interest, including any Additional Interest, on the related Interest Payment Date where the Fundamental Change Repurchase Date falls between a Regular Record Date and the Interest Payment Date to which it relates, if by 11:00 a.m. (New York City time) on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased as a result of the corresponding Fundamental Change, then (i) such Notes will cease to be outstanding and interest, including any Additional Interest, will cease to accrue on such Notes, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, and (ii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price, previously accrued but unpaid interest, including any Additional Interest, and Additional Amounts, if any, upon book-entry transfer or delivery of the Notes).

(c)                                  Upon surrender of a Note that is to be repurchased in part pursuant to Section 16.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01                      Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02                      Official Acts by Successor Company. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful successor of the Company.

Section 17.03                      Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by facsimile transmission, electronic mail, or being deposited postage prepaid by registered or certified mail (until another address is filed by the Company with the Trustee) to Weibo Corporation, 8/F QIHAO Plaza, No. 8 Xinjuan S. Road, Chaoyang District, Beijing 100027 People’s, Republic of China, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by a facsimile transmission, electronic mail or by being deposited postage prepaid by registered or certified mail addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Note, whenever notice is required to be given to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to customary procedures of such Depositary.

Section 17.04                      Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

Section 17.05                      Submission to Jurisdiction; Service of Process. The Company irrevocably appoints Law Debenture Corporate Services Inc.as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to:

Weibo Corporation

8/F QIHAO Plaza

No. 8 Xinyuan S. Road, Chaoyang District

Beijing 10027

People’s Republic of China

Attention: Fei Cao, Chief Financial Officer

Facsimile: +86 (10) 8260-7167

shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five and a half years from the date of this Indenture. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within ten Business Days of such acceptance. Nothing herein shall affect the right of the Trustee, any agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction. To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Note.

Section 17.06                      Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)                                     an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)                                  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

provided that no Opinion of Counsel under this Section 17.06 shall be required upon the initial issuance of the Notes.

(b)                                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)                                     a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(iii)                               a statement that, in the opinion of each such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 17.07                      Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date, Conversion Date or Maturity Date is not be a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.

Section 17.08                      No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09                      Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10                      Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11                      Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Article 2, Section 11.04 and Section 16.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.09.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 8.02, Section 8.03, Section 8.04, Section 9.03 and this Section 17.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:	,
Authorized Signatory

Section 17.12                      Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the

ADSs, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders. Neither the Trustee nor the Conversion Agent shall have any responsibility to monitor the accuracy of any calculation to adjustment or the conversion rate and the same shall be conclusive and binding on the Holders, absent manifest error. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward such calculations to any Holder upon the written request of such Holder.

Section 17.13                      Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 17.14                      Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.15                      Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 17.16                      Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.17                      Patriot Act In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

WEIBO CORPORATION, the Issuer

By:	/s/ Gaofei Wang
Name:	Gaofei Wang
Title:	Chief Executive Officer

Deutsche Bank Trust Company Americas, as Trustee
By: Deutsche Bank National Trust Company

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Vice President

By:	/s/ Robert S. Peschler
Name:	Robert S. Peschler
Title:	Vice President

[Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RULE 144A NOTE OR A REGULATION S NOTE]

[THIS SECURITY, THE ADSs ISSUABLE UPON CONVERSION OF THIS SECURITY AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (X) A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (Y) LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO WEIBO CORPORATION OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED (OR HAS BECOME) EFFECTIVE UNDER THE SECURITIES ACT THAT COVERS RESALE OF THE NOTES OR SUCH ADSs, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), OR;

(D) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS SECURITY EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

NO AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT (‘‘RULE 144’’)) OF WEIBO CORPORATION OR ANY PERSON THAT IS NOT AN AFFILIATE OF WEIBO CORPORATION , BUT WAS AN AFFILIATE (WITHIN THE MEANING OF RULE 144) OF WEIBO CORPORATION DURING THE THREE IMMEDIATELY PRECEDING MONTHS, OTHER THAN WEIBO CORPORATION , OR ANY SUBSIDIARY OF WEIBO CORPORATION , MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THE NOTES EVIDENCED HEREBY, THE AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION THEREOF OR THE ORDINARY SHARES OF WEIBO CORPORATION REPRESENTED BY SUCH AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION OF THESE NOTES OR A BENEFICIAL INTEREST THEREIN.]

WEIBO CORPORATION

1.25% Convertible Senior Note due 2022

No. [ ]	[Initially][1] $[ ]

CUSIP No [948596 AA9][2][G9515T AA6][3]

Weibo Corporation, a corporation duly organized and validly existing under the laws of the Cayman Islands (herein called the “Company,” which term includes any successor company or other entity under the Indenture referred to on the reverse hereof, and not to its subsidiaries), for value received hereby promises to pay to [CEDE & CO.]4 [       ]5, or registered assigns, the principal sum [as set forth in them “Schedule of Exchanges of Notes” attached hereto]6 [of $[      ]]7 (which amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $900,000,000 in aggregate at any time by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary on November 15, 2022.

This Note shall bear interest at the rate of 1.25% per annum from October 30, 2017, or from the most recent date to which interest had been paid or provided for, to, but excluding, the next scheduled Interest Payment Date until November 15, 2022. Interest is payable semi-annually in arrears on each May 15 and November 15, commencing May 15, 2018, to holders of record at the close of business on the preceding May 1 and November 1 (whether or not such day is a Business Day), respectively. Interest on this Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of the principal of and premium, if any, and accrued and unpaid interest, including any Additional Interest, on, and any Additional Amounts with respect to, this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied

1 Include if a Global Note.

2 Include for a Rule 144A Note.

3 Include for a Regulation S Note.

4 Include if a Global Note.

5 Include if a Certificated Note.

6 Include if a Global Note.

7 Include if a Certificated Note.

by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into ADSs of the Company, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

WEIBO CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Deutsche Bank Trust Company Americas

Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Weibo Corporation

1.25% Convertible Senior Note due 2022

This Note is one of a duly authorized issuance of Notes of the Company, designated as its 1.25% Convertible Senior Notes due 2022 (herein called the “Notes”), limited to the aggregate principal amount of $900,000,000 all issued or to be issued under and pursuant to an Indenture dated as of October 30, 2017 (herein called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and interest, including any Additional Interest, on, and any Additional Amounts with respect to, all Notes may be declared, by either the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Upon the occurrence of a Change in Tax Law, the Company may elect to redeem the Notes, in whole but not in part, on the Redemption Date at a price equal to the Redemption Price, subject to the Holder’s right to elect to have all or any portion of such Holder’s Notes (in $1,000 principal amount or an integral multiple of $1,000 in excess thereof) surrendered for conversion or otherwise not so redeemed.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in $1,000 principal amount or an integral multiple of $1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. In respect of the Fundamental Change Repurchase Price, the Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and accrued and unpaid interest, including any Additional Interest, on, and any Additional Amounts with respect to, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

Except as set forth in the Indenture, the Notes are not subject to redemption through the operation of any sinking fund or otherwise.

The Holder hereof has the right, at its option, prior to the close of business on the second Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof, into ADSs, at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, including, if applicable, with respect to any Make-Whole Additional ADSs or Tax Redemption Additional ADSs.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

SCHEDULE A8

Weibo Corporation

1.25% Convertible Senior Notes due 2022

The initial principal amount of this Global Note is $[      ]. The following increases or decreases in this Global Note have been made:

	Amount of decrease in	Amount of increase in	Principal Amount of this	Signature of authorized
	Principal Amount of this	Principal Amount of this	Global Note following such	signatory of Trustee or
Date of Exchange	Global Note	Global Note	decrease or increase	Custodian

8 Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Weibo Corporation

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into ADSs in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any ADSs deliverable upon such conversion, together with any cash payable for any fractional ADS, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any ADSs or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In connection with the conversion of this Note, or the portion hereof below designated, the undersigned acknowledges, represents to and agrees with the Company that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) during the three months immediately preceding the date hereof.

[The undersigned further certifies:

1.                                      The undersigned acknowledges (and if the undersigned is acting for the account of another person, that person has confirmed that it acknowledges) that the Restricted Securities received upon conversion of this Note (or securities represented thereby) have not been and are not expected to be registered under the Securities Act.

2.                                      The undersigned further certifies that either:

(a)                                 The undersigned is, and at the time ADSs are delivered in conversion of its Notes will be, the holder of the ADSs and the ordinary shares represented thereby, and (i) the undersigned is not a U.S. person (as defined in Regulation S under the Act) and is located outside the United States (within the meaning of Regulation S) and acquired, or have agreed to acquire and will have acquired, the Notes being converted and the ADSs and the ordinary shares represented thereby being delivered in the conversion outside the United States and (ii) the undersigned is not in the business of buying and selling securities or, if the undersigned is in such business, the undersigned did not acquire the Notes being converted from the Company or any affiliate thereof in the initial distribution of the Notes.

OR

(b)                                 The undersigned is a broker-dealer acting on behalf of its customer; its customer has confirmed to the undersigned that it is, and at the time ADSs are delivered in conversion of

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our Notes will be, the holder of the ADSs and the ordinary shares represented thereby, and (i) it is not a U.S. person (as defined in Regulation S under the Act) and it is located outside the United States (within the meaning of Regulation S and acquired, or have agreed to acquire and will have acquired, the Notes being converted and the ADSs and the ordinary shares represented thereby being delivered in the conversion outside the United States and (ii) it is not in the business of buying and selling securities or, if it is in such business, it did not acquire the Notes being converted from the Company or any affiliate thereof in the initial distribution of the Notes.

OR

(c)                                  The undersigned is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) acting for its own account or for the account of one or more qualified institutional buyers and the undersigned is (or such account or accounts are) the sole beneficial owner(s) of the ADSs to be received upon conversion of the Notes.

3.                                      The undersigned acknowledges that the undersigned (and any such other account) may not continue to hold or retain any interest in Restricted Securities received upon conversion of this Note if the undersigned (or such other account) becomes an Affiliate of the Company.

4.                                      The undersigned agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that, unless and until the undersigned (or such other account) is notified by the Depositary that the restrictive legend on such Restricted Security has been removed from such security, the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the Restricted Security (or securities represented by such Restricted Security) except in accordance with the restrictions set forth in that legend and any applicable securities laws of the United States and any state thereof.]9

9 Include if a Restricted Security.

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Dated:

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if ADSs are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of ADSs if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the fact of the Note in every particular without alteration or enlargement or any change whatever.

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Social Security or Other Taxpayer
Identification Number

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ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Weibo Corporation

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Weibo Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

The undersigned hereby certifies that it (or if it is acting for the account of one or more persons, that each such person) is not, and has not been, during the three months immediately preceding the date hereof, an “affiliate” of the Company (within the meaning of Rule 144 under the Securities Act of 1933, as amended) (an “Affiliate”).

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                        hereby sell(s), assign(s) and transfer(s) unto                        (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                        attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐                                    To Weibo Corporation or a subsidiary thereof; or

☐                                    Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐                                    Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐                                    Outside the United States to a person that is not a U.S. person in accordance with Regulation S under the Securities Act of 1933, as amended; or

☐                                    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended (if available).

Dated:

Signature(s)

Signature Guarantee Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 410

[FORM OF CERTIFICATE RE: EXCHANGE FOR RULE 144A NOTE]

To: [Trustee]

[Address]

Attention: [           ]

Fax: [           ]

In connection with the requested exchange of the within Note (or a portion thereof) for a Rule 144A Note with like aggregate principal amount (or an increase in the aggregate principal amount represented by a Global Note that constitutes a Rule 144A Note) prior to the Notes Fungibility Date, as defined in the Indenture governing such Note, the undersigned confirms that:

(1)                                 such exchange occurs in connection with a transfer of such Note (or a beneficial interest therein) under Rule 144A (as defined in the Indenture); and

(2)                                 such Note (or a beneficial interest therein) is being transferred to a Person:

(a)         who the undersigned reasonably believes to be a QIB (as defined in the Indenture);

(b)         purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and

(c)          in accordance with all securities laws of the states of the United States and other jurisdictions.

Dated:

Signature(s)

10 To be included for Regulation S Notes.

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ATTACHMENT 511

[FORM OF CERTIFICATE RE: EXCHANGE FOR REGULATION S NOTE]

To: [Trustee]

[Address]

Attention: [           ]

Fax: [           ]

In connection with the requested exchange of the within Note (or a portion thereof) for a Regulation S Note with like aggregate principal amount (or an increase in the aggregate principal amount represented by a Global Note that constitutes a Regulation S Note) prior to the Notes Fungibility Date, as defined in the Indenture governing such Note, the undersigned confirms that the Note (or a beneficial interest therein) has been transferred in accordance with Rule 903 or 904 of Regulation S under the U.S. Securities Act of 1933, as amended.

Dated:

Signature(s)

11 To be included for Rule 144A Notes.

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ATTACHMENT 6

[FORM OF NOTICE OF TAX REDEMPTION ELECTION]

To: Weibo Corporation

The undersigned registered owner of this Note hereby elects to not have this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, be subject to a Tax Redemption, and any Notes representing any principal amount hereof not subject to such Tax Redemption, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not subject to such Tax Redemption is to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

The undersigned hereby certifies that it (or if it is acting for the account of one or more persons, that each such person) is not, and has not been, during the three months immediately preceding the date hereof, an “affiliate” of the Company (within the meaning of Rule 144 under the Securities Act of 1933, as amended) (an “Affiliate”).

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if ADSs are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

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Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$ ,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

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EXHIBIT B

[FORM OF AUTHORIZATION CERTIFICATE]

I, [Name], [Title], acting on behalf of Weibo Corporation (the “Company”) hereby certify and without personal liability that:

(A)                               the persons listed below are (i) authorized Officers of the Company for purposes of the Indenture (the “Indenture”) dated as of [       ], 2017 between the Company and Deutsche Bank Trust Company Americas, as trustee, (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite their names and (iii) the duly authorized persons who executed or will execute the Indenture, the Notes and any other written instruction with regards to any matter pertaining to the Indenture by their manual or facsimile signatures and were at the time of such execution, duly elected or appointed, qualified and acting as the holder of the offices set forth opposite their names;

(B)                               each signature appearing in Schedule I is the person’s genuine signature; and

(C)                               attached hereto as Schedule II is a true, correct and complete specimen of the certificates representing the Notes.

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IN WITNESS WHEREOF, I have hereunto executed and delivered this certificate on behalf of the Company as of the date indicated.

Dated:

[Name]

By:
Name:
Title:

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